Filed Pursuant to Rule 424(b)(3)
Registration No. 333-290665
333-290665-01

PROSPECTUS

$30,000,000,000

Bank of America Corporation

Senior Debt Securities

$50,000,000,000

BofA Finance LLC

Senior Debt Securities and Warrants

Fully and Unconditionally Guaranteed by Bank of America Corporation

Bank of America Corporation from time to time may offer to sell up to $30,000,000,000, or the equivalent thereof in any other currency, of its unsecured senior debt securities, in one or more series, using this prospectus. In addition, BofA Finance LLC, a direct, wholly-owned finance subsidiary of Bank of America, from time to time may offer to sell up to $50,000,000,000, or the equivalent thereof in any other currency, of its unsecured senior debt securities, and its securities designated as “warrants,” each in one or more series, using this prospectus. Bank of America will fully and unconditionally guarantee all payment obligations of BofA Finance under its debt securities and warrants as described in this prospectus.

This prospectus provides a general description of the debt securities, warrants and guarantees referenced above, the manner in which these securities may be offered and sold and certain terms and provisions that may be applicable to such securities. Such debt securities and warrants may be offered for sale in amounts, at prices and having specific terms and provisions as shall be determined in connection with such offer and sale. Such terms and provisions may be described in this prospectus and in one or more supplements hereto, including a “pricing supplement” prepared in connection with such offer and sale. When Bank of America or BofA Finance sells a particular series of its debt securities or BofA Finance sells a particular series of warrants, such a pricing supplement and one or more other supplements to this prospectus, describing the offering and the specific terms and provisions of such securities and other relevant information, will be provided. Investors in securities should read this prospectus and any applicable pricing supplement and other supplements relating to such securities carefully before investing in the securities.

Bank of America and/or BofA Finance will use this prospectus in the initial sale of their respective securities referenced above. In addition, BofA Securities, Inc., or any other broker-dealer affiliates of Bank of America and/or BofA Finance, may use this prospectus in a market-making transaction in any such securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Investing in the securities offered by this prospectus involves risks. Potential purchasers of these securities should consider the information set forth in the “Risk Factors” section beginning on page 7, as well as risk factors applicable to offered securities set forth in any applicable pricing supplement (as defined herein) to this prospectus relating thereto and applicable risk factors incorporated by reference in this prospectus, for a description of certain risks that should be considered in connection with an investment in the offered securities.

The debt securities of Bank of America, the debt securities and warrants of BofA Finance offered by this prospectus and the guarantee of the payment obligations of BofA Finance under its debt securities and warrants by Bank of America are unsecured and are not savings accounts, deposits, or other obligations of a bank, are not guaranteed by Bank of America, N.A. or any other bank, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these debt securities and warrants and the related guarantees or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 8, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Bank of America and BofA Finance have filed with the Securities and Exchange Commission, or the “SEC,” under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the unsecured senior debt securities of Bank of America and the unsecured senior debt securities and warrants of BofA Finance, together with the guarantee of such debt securities and warrants of BofA Finance by Bank of America, may be offered for sale from time to time in one or more offerings. Unless otherwise indicated, all references in this prospectus to “debt securities” refer to such senior debt securities of Bank of America and/or such senior debt securities of BofA Finance, as applicable. Unless otherwise indicated, all references to “warrants” refer to the securities of BofA Finance designated as such. Unless otherwise indicated, all references in this prospectus to “securities” refer to the debt securities of Bank of America, the debt securities of BofA Finance and/or the warrants of BofA Finance and the related guarantee of the debt securities and warrants of BofA Finance by Bank of America, as applicable.

This prospectus provides a general description of the securities referenced above, the manner in which these securities may be offered and sold and certain terms and provisions that may be applicable to such securities. These securities may be offered for sale from time to time in amounts, at prices and having specific terms and provisions as shall be determined in connection with such offer and sale. Each time securities of a particular series are offered and sold, the issuer of such securities will provide one or more applicable supplements hereto, including a “pricing supplement,” that will describe the particular securities offering and specific terms and provisions of the securities being offered and may provide other information with respect to such securities. These supplements may add to, update, or change information contained in this prospectus. Any such supplement also may modify, differ from or conflict or be inconsistent with the information in this prospectus, including with respect to terms and provisions of securities being offered. In any such case, you should rely on the information set forth in the applicable pricing supplement with respect to such securities and such information shall govern and control as set forth therein. All such supplements will be filed with the SEC under Rule 424(b) under the Securities Act. You should read this prospectus and any applicable pricing supplement hereto carefully before you invest in the securities. This prospectus also should be read in conjunction with the documents that are incorporated by reference herein. See “Where You Can Find More Information.”

Neither Bank of America nor BofA Finance has authorized anyone to provide any information other than the information provided in or incorporated by reference in this prospectus or any applicable pricing supplement. Neither Bank of America nor BofA Finance takes responsibility for, or can provide assurance as to the reliability of, any other information that others may provide. No offer or sale of securities is being made in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable pricing supplement, as well as information filed or to be filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the applicable document or other date referred to in that document. The business, financial condition and results of operations of Bank of America and its consolidated subsidiaries may have changed since that date.

Capitalized and other terms used and defined in this prospectus are sometimes defined after their first use without a reference such as “as defined in this prospectus.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Bank of America” or “the Guarantor” are to Bank of America Corporation, excluding any of its subsidiaries. References in this prospectus to “BofA Finance” are to BofA Finance LLC, a direct, wholly-owned finance subsidiary of Bank of America, and not to Bank of America. References in this prospectus to “issuers” are to Bank of America and BofA Finance and to “issuer” are to Bank of America or BofA Finance, as applicable, as issuer of the applicable securities. References in this prospectus to “we,” “our,” “us,” or similar references, are to Bank of America and/or BofA Finance, as issuer of the applicable securities, as the context may require. References in this prospectus to “$” and “dollars” are to the currency of the United States of America; and references in this prospectus to “€” and “euro” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to Article 109g of the Treaty establishing the European Community, as amended from time to time.

References to “you” or “investors” in this prospectus, mean those who invest in the securities being offered by this prospectus, whether they are the registered holders or indirect or beneficial owners of those securities. References to “your securities” in this prospectus, mean the securities in which you will hold a direct or indirect or beneficial interest.

References in this prospectus to “applicable pricing supplement” in relation to a particular series of securities, mean the “pricing supplement” prepared in connection with the offer and sale of such securities and any other prospectus supplement referenced in such pricing supplement, relating to such securities.

PROSPECTUS SUMMARY

This summary section provides a brief overview of Bank of America and BofA Finance and certain information relating to the securities that may be offered using this prospectus and highlights other selected information from this prospectus. This summary does not contain all the information that you should consider before investing in such securities. Prior to investing in any of the securities that may be offered, you should read carefully:

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this prospectus, which provides a general description of the securities of Bank of America and BofA Finance, including certain terms and provisions that may be applicable to securities of a series that may be offered and the manner in which such securities may be offered;

•

the supplements to this prospectus that are applicable to the particular securities, which will describe specific terms and provisions of such securities, and which may update or change the information in this prospectus; and

•

the documents referred to in “Where You Can Find More Information” below, that are incorporated by reference herein, for information about Bank of America and its consolidated subsidiaries, including its consolidated financial statements.

Bank of America Corporation

Bank of America is a Delaware corporation, a bank holding company and a financial holding company. Through its various bank and nonbank subsidiaries throughout the United States and in international markets, it provides a diversified range of banking and nonbank financial services and products. Bank of America is one of the world’s largest financial institutions, serving individual customers, small- and middle-market businesses, institutional investors, large corporations and governments with a full range of banking, investing, asset management and other financial and risk management products and services. Bank of America’s principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

BofA Finance LLC

BofA Finance LLC is a Delaware limited liability company and direct, wholly-owned finance subsidiary of Bank of America. BofA Finance was formed on June 24, 2016 for the purpose of selling securities to investors and lending the net proceeds therefrom to Bank of America and/or Bank of America’s other subsidiaries. The principal executive offices of BofA Finance are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

Bank of America Debt Securities

Bank of America may use this prospectus in connection with its offer to sell up to $30,000,000,000, or the equivalent thereof in any other currency, of its senior debt securities from time to time in one or more series. These debt securities will be unsecured and unsubordinated obligations of Bank of America and will rank equally in right of payment with all of its other unsecured and unsubordinated obligations outstanding from time to time. The debt securities will be issued under a senior indenture between Bank of America, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

Bank of America may issue debt securities that bear interest at one or more fixed rates of interest (“fixed-rate notes”) or at floating rates of interest determined by reference to one or more interest rate bases (“floating-rate notes”). Bank of America also may issue debt securities with elements of each of the fixed-rate and floating-rate notes described above. For example, such debt securities may bear interest at a fixed rate for some interest periods and a floating rate in other interest periods (such debt securities, “fixed/floating-rate notes”).

See “Description of Debt Securities of Bank of America Corporation” for a general description of such debt securities of Bank of America and certain terms and provisions that may be applicable to a particular series of such securities.

BofA Finance Debt Securities and Warrants

BofA Finance may use this prospectus in connection with its offer to sell its senior debt securities and warrants, having an aggregate maximum offering price of up to $50,000,000,000, or the equivalent thereof in any other currency, from time to time in one or more series. Bank of America will fully and unconditionally guarantee all payment obligations of BofA Finance under its debt securities and warrants as described herein.

Debt Securities

The debt securities offered for sale by BofA Finance using this prospectus will be unsecured and unsubordinated obligations of BofA Finance and will rank equally in right of payment with all of its other unsecured and unsubordinated obligations outstanding from time to time. Bank of America’s guarantee of these debt securities will rank equally in right of payment with all of its other unsecured and unsubordinated obligations outstanding from time to time. These BofA Finance debt securities will be issued under a senior indenture among BofA Finance, as issuer, Bank of America, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. See “Description of Debt Securities of BofA Finance LLC” for a description of the general terms of the debt securities of BofA Finance.

BofA Finance may issue debt securities that are fixed-rate notes, floating-rate notes and fixed/floating-rate notes. BofA Finance also may issue debt securities that provide that the principal and/or any premium, interest or other amounts payable thereon will be determined by reference to the level, price or performance of one or more underlying market measures, including equity securities, commodities, futures contracts, indices, exchange-traded funds, currency exchange rates, consumer price index, interest rates, or any other statistical or market measure of economic or financial performance, risk or value, or one or more baskets, indices or other combinations of the above (such debt securities, “structured notes”). If so specified in the applicable pricing supplement, structured notes also may bear interest at a fixed or floating rate.

Warrants

The warrants will be unsecured contractual obligations of BofA Finance and will rank equally in right of payment with all of its other unsecured contractual obligations and with its unsecured and unsubordinated debt outstanding from time to time. Bank of America’s guarantee of the payment obligations of BofA Finance under the warrants will rank equally in right of payment with all of its other unsecured and unsubordinated obligations outstanding from time to time. These warrants will be issued under a warrant agreement to be entered into among BofA Finance, as issuer, Bank of America, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as warrant agent. See “Description of Warrants of BofA Finance LLC” for a description of the general terms of the warrants of BofA Finance.

Each warrant will entitle the holder thereof to receive from us, upon exercise, an amount in cash, if any, determined by reference to the level, price or performance of one or more of underlying market measures, including debt or equity securities of one or more issuers other than BofA Finance or its affiliates, one or more currencies (in which case the structured warrants will be listed on a national securities exchange), any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, one or more indices, and/or one or more baskets of items described above. Warrants will be settled by cash payments, if any.

The underlying market measures with respect to warrants of a series and the method or formula for determining or calculating the amounts payable on such warrants will be described in the applicable pricing supplement.

Forms of Securities

Unless otherwise specified in the applicable pricing supplement relating to a series of offered securities, the securities issued by Bank of America or BofA Finance, as the case may be, will be in book-entry only form, represented by one or more global securities and held through The Depository Trust Company (“DTC”) and/or Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream, Luxembourg”). Bank of America or BofA Finance, as the case may be, will issue the applicable securities in registered form, without coupons. Securities held through DTC will be registered in the name of DTC or its nominee, and securities held through Euroclear and Clearstream, Luxembourg will be registered in the name of a common depositary for such depositary or a nominee of such common depositary. This means that Bank of America and BofA Finance will not issue certificated notes in non-global, or definitive, form registered in the name of each individual owner. Unless otherwise specified in the applicable pricing supplement, each sale of securities in book-entry only form will settle in immediately available funds through the specified depositary.

Accordingly, the applicable depositary, common depositary, or nominee, as applicable, will be the registered holder of securities represented by global securities. Those who own beneficial interests in such securities will do so through participants in the depositary’s book-entry system. The procedures applicable to book-entry only securities are described below under “Registration and Settlement.”

Generally debt securities and warrants, unless specified otherwise in the applicable pricing supplement, will be represented by a type of global security representing multiple series of debt securities or warrants, as the case may be, each having different terms and provisions and issued at different times. This type of global security is referred to as a “master global note” or “master global warrant,” as applicable, and, in either case, as a “master global security.”

A global security may be exchanged for certificated securities in definitive form registered in the names of the individual owners only under the limited circumstances described in this prospectus or the applicable pricing supplement.

Payment Currencies

All amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless otherwise specified in the applicable pricing supplement for such securities.

Listing

Unless otherwise specified in the applicable pricing supplement for an applicable series of securities being offered, Bank of America and BofA Finance will not list such securities on a securities exchange nor will the securities be quoted on a quotation system.

Use of Proceeds

Unless a different use is described in the applicable pricing supplement, Bank of America intends to use the net proceeds from the sale of its debt securities for general corporate purposes.

Unless a different use is described in the applicable pricing supplement, BofA Finance intends to lend the net proceeds from the sale of its securities to Bank of America and/or Bank of America’s other subsidiaries. Unless a different use is described in the applicable pricing supplement, Bank of America expects that it and/or its subsidiaries will use the proceeds from such loans to provide additional funds for operations and for other general corporate purposes. In addition, BofA Finance may use a portion of net proceeds from the sale of its securities to hedge its obligations under the securities by entering into hedging arrangements with Bank of America and/or Bank of America’s other subsidiaries.

Distribution

Bank of America and/or BofA Finance may offer the securities using this prospectus on a delayed or continuous basis:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The applicable pricing supplement will describe the sale of specific securities and include any required information about the firms Bank of America and/or BofA Finance may use for the applicable offering and the discounts or commissions paid for their services.

BofA Securities, Inc., and other broker-dealer affiliates of Bank of America and/or BofA Finance, may serve as underwriter, dealer or agent for Bank of America and/or BofA Finance for offerings of securities.

Market-Making by Affiliates

Following the initial distribution of an offering of securities using this prospectus, BofA Securities, Inc., and other broker-dealer affiliates of Bank of America and/or BofA Finance, may offer and sell such securities in the course of their businesses as broker-dealers. BofA Securities, Inc. and any such other broker-dealer affiliates may act as a principal or agent in these transactions. This prospectus and the applicable pricing supplement also will be used in connection with these market-making transactions. Sales in any of these market-making transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

If you purchase securities in a market-making transaction, you will receive information about the purchase price and your trade and settlement dates in a separate confirmation of sale.

RISK FACTORS

Your investment in the securities offered using this prospectus involves risks. The risks, uncertainties and investment considerations described below do not include all such risks, uncertainties and investment considerations with respect to such an investment, including those relating to a prospective investor’s particular circumstances. You also should review the risk factors and investment considerations that will be described in applicable pricing supplement to this prospectus applicable to such an investment. For information regarding risks and uncertainties that may materially affect Bank of America’s (including its consolidated subsidiaries) business and results, please refer to the information under the caption “Item 1A. Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this prospectus, as well as those risks and uncertainties discussed in subsequent filings of Bank of America that also are incorporated by reference in this prospectus. See “Where You Can Find More Information.” Prior to investing in debt securities or warrants, prospective investors should consult their own financial, legal, tax and other professional advisors as to the risks associated with an investment in the securities and the appropriateness of the investment for the investor.

Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements

A resolution under Bank of America’s single point of entry resolution strategy could materially adversely affect its liquidity and financial condition and its ability to make payments on its debt securities and under its guarantee of BofA Finance’s payment obligations under the BofA Finance securities.

Bank of America is required to submit a plan to the Federal Deposit Insurance Corporation (“FDIC”) and the Board of Governors of the Federal Reserve System (“Federal Reserve”) every two years describing its resolution strategy under the U.S. Bankruptcy Code in the event of material financial distress or failure. In Bank of America’s current plan, its preferred resolution strategy is a single point of entry (“SPOE”) strategy. This strategy provides that only Bank of America (the parent holding company) would file for bankruptcy under the U.S. Bankruptcy Code and contemplates providing certain key operating subsidiaries with sufficient capital and liquidity to operate through severe stress and to enable such subsidiaries to continue operating or be wound down in a solvent manner following a Bank of America bankruptcy. Bank of America has entered into intercompany arrangements resulting in the contribution of most of its capital and liquidity to key subsidiaries. Pursuant to these arrangements, Bank of America has transferred most of its assets (and has agreed to transfer additional assets) to a wholly-owned holding company subsidiary in exchange for a subordinated note. Certain of Bank of America’s remaining assets secure its ongoing obligations under these intercompany arrangements. The wholly-owned holding company subsidiary also has provided Bank of America with a committed line of credit that, in addition to Bank of America’s cash, dividends and interest payments, including interest payments Bank of America receives in respect of the subordinated note, may be used to fund Bank of America’s obligations. These intercompany arrangements include provisions to terminate the line of credit and forgive the subordinated note and require Bank of America to contribute its remaining financial assets to the wholly-owned holding company subsidiary if Bank of America’s projected liquidity resources deteriorate so severely that resolution becomes imminent, which could materially and adversely affect Bank of America’s liquidity and financial condition, including the ability to meet its payment obligations, including under its debt securities and under its guarantee of payment obligations of BofA Finance under the securities of BofA Finance. In addition, Bank of America’s preferred resolution strategy could result in holders of BofA Finance’s debt securities being in a worse position and suffering greater losses than would have been the case under a bankruptcy proceeding or other resolution scenarios or plans.

Under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Financial Reform Act”), when a global systemically important banking organization (“G-SIB”), such as Bank of America, is in default or danger of default, the FDIC may be appointed receiver in order to conduct an orderly liquidation of such institution. In the event of such appointment, the FDIC could, among other things, invoke the orderly liquidation authority, instead of the U.S. Bankruptcy Code, if the Secretary of the U.S. Department of Treasury makes certain financial distress and systemic risk determinations. In 2013, the FDIC issued a notice describing its preferred SPOE strategy for resolving a G-SIB. Under this approach, the FDIC could replace Bank of America with a bridge holding company, which could continue operations and result in an orderly resolution of the underlying bank, but whose equity would be held solely for the benefit of Bank of America’s creditors. The FDIC’s single point of entry strategy may result in holders of Bank of America’s debt securities suffering greater losses than would have been the case under a bankruptcy proceeding or a different resolution strategy. To the extent that Bank of America is resolved under the U.S. Bankruptcy Code or the FDIC’s orderly liquidation authority, third-party creditors of Bank of America’s subsidiaries may receive significant or full recoveries on their claims while holders of Bank of America’s debt securities could face significant or complete losses.

If Bank of America enters into a resolution proceeding, holders of its debt securities would be at risk of absorbing its losses.

If Bank of America enters a resolution proceeding under either the U.S. Bankruptcy Code or Title II of the Financial Reform Act, its losses would be imposed first on holders of its equity securities and thereafter on holders of its unsecured debt, including its debt securities, and some or all of such securities could be significantly reduced or eliminated as a result of such resolution proceeding.

Under Bank of America’s SPOE resolution strategy, and the single point of entry strategy preferred by the FDIC under Title II of the Financial Reform Act, the value that would be distributed to holders of its unsecured debt, including its debt securities, may not be sufficient to repay all or part of the principal amount and interest on such debt, and holders of such debt could receive no consideration at all under these resolution scenarios. Either of these resolution strategies could result in holders of Bank of America’s debt securities being in a worse position and suffering greater losses than would have been the case under a different resolution strategy. Although SPOE is Bank of America’s preferred resolution strategy, neither Bank of America nor a bankruptcy court would be obligated to follow its SPOE strategy. Additionally, the FDIC is not obligated to follow its SPOE strategy to resolve Bank of America under Title II of the Financial Reform Act. For more information regarding the financial consequences of any such resolution proceeding, see “Description of Debt Securities of Bank of America Corporation—Financial Consequences to Unsecured Debtholders of Single Point of Entry Resolution Strategy” below.

Risks Relating to All Debt Securities and Warrants

Bank of America’s ability to make payments on its debt securities and under its guarantee of BofA Finance’s securities will depend upon its receipt of funds from its subsidiaries, and applicable laws and regulations, and actions taken under Bank of America’s resolution plan, could restrict the ability of its subsidiaries to transfer such funds.

Bank of America is a holding company and conducts substantially all of its operations through its subsidiaries. Bank of America depends on dividends and other distributions, loans and other payments from its subsidiaries to fund payments on its debt securities and under its guarantee of the securities of BofA Finance. Any inability of these subsidiaries to pay dividends or make payments to Bank of America may adversely affect its cash flow and financial condition. Many of these subsidiaries, including bank and broker-dealer subsidiaries, are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to Bank of America or to Bank of America’s other subsidiaries. In addition, Bank of America’s bank and broker-dealer subsidiaries are subject to restrictions on their ability to lend or transact with affiliates and to minimum regulatory capital and liquidity requirements. Lower earnings in Bank of America’s subsidiaries can reduce the amount of funds available to Bank of America as a holding company. Adverse business and economic conditions, including changes in interest and currency exchange rates, illiquidity or volatility in areas where Bank of America has concentrated credit risk, and a failure in or breach of Bank of America’s operational or security systems or infrastructure, could affect Bank of America’s business and results of operations. Intercompany arrangements Bank of America has entered into in connection with its resolution planning could restrict the amount of funding available to it from its subsidiaries under certain adverse conditions, as described above under “—A resolution under Bank of America’s single point of entry resolution strategy could materially adversely affect its liquidity and financial condition and its ability to make payments on its debt securities and under its guarantee of BofA Finance’s payment obligations under the BofA Finance securities.” These restrictions could prevent those Bank of America subsidiaries from paying dividends or making other distributions to Bank of America or otherwise providing funds to Bank of America that Bank of America needs in order to make payments under its guarantee of the securities of BofA Finance. In addition, Bank of America’s right to participate in any distribution of assets of any of its subsidiaries upon such subsidiary’s liquidation or otherwise, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of Bank of America’s claims as a creditor of such subsidiary may be recognized.

Bank of America’s obligations on its debt securities and under its guarantee of BofA Finance’s securities will be structurally subordinated to liabilities of Bank of America’s subsidiaries.

Because Bank of America is a holding company, its right to participate in any distribution of the assets of any subsidiary, including BofA Finance, upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent Bank of America may itself be recognized as a creditor of that subsidiary. As a result, Bank of America’s obligations under its debt securities or under its guarantee of BofA Finance’s securities will be structurally subordinated to all existing and future liabilities of Bank of America’s subsidiaries, and claimants under its debt securities or under its guarantee of BofA Finance’s securities should look only to Bank of America’s assets for payments. Further, creditors of Bank of America’s subsidiaries recapitalized pursuant to Bank of America’s resolution plan generally would be entitled to payment of their claims from the assets of the subsidiaries, including Bank of America’s contributed assets. In addition, any obligations of Bank of America under its debt securities or under its guarantee of BofA Finance’s securities will be unsecured and, therefore, in a bankruptcy or similar proceeding, will effectively rank junior to Bank of America’s secured obligations to the extent of the value of the assets securing such obligations.

Holders of the debt securities of Bank of America and claimants under Bank of America’s guarantees of the BofA Finance securities could be at greater risk of being structurally subordinated if Bank of America sells or conveys all or substantially all of its assets to one or more of its majority-owned subsidiaries.

Bank of America and BofA Finance each may sell, convey or transfer all or substantially all of its assets to one or more entities that are direct or indirect majority-owned subsidiaries of Bank of America in which Bank of America and/or one or more of Bank of America’s subsidiaries owns more than 50% of the combined voting power, and under the indentures under which the debt securities will be issued and the warrant agreement under which the warrants will be issued, including the provisions thereof relating to Bank of America’s guarantee of such debt securities and warrants, such subsidiary or subsidiaries will not be required to assume the obligations of Bank of America under its debt securities, the obligations of BofA Finance under its debt securities or warrants or the obligations of Bank of America under its guarantee of the debt securities and warrants of BofA Finance, as the case may be. In any such event, Bank of America will remain the sole obligor on its debt securities, BofA Finance will remain the sole obligor on its debt securities and warrants and Bank of America will remain the sole obligor on such guarantee, as the case may be. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while obligations of Bank of America under its debt securities or under its guarantee of BofA Finance’s securities, as the case may be, would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such transferred assets. See “Description of Debt Securities of Bank of America Corporation —Limitation on Mergers and Sales of Assets,” “Description of Debt Securities of BofA Finance LLC —Limitation on Mergers and Sales of Assets” and “Description of Warrants of BofA Finance LLC —Limitation on Mergers and Sales of Assets” below for more information.

Payments on the securities are subject to our credit risk, and actual or perceived changes in the creditworthiness of Bank of America may affect the value of the Bank of America’s debt securities and BofA Finance’s guaranteed securities.

Bank of America’s credit ratings are an assessment of its ability to pay its obligations, including its obligations under its debt securities and its guarantee of BofA Finance’s securities. Consequently, Bank of America’s perceived creditworthiness and actual or anticipated changes in its credit ratings may affect the market value of Bank of America’s debt securities and BofA Finance’s guaranteed securities. However, because the return on Bank of America’s securities generally depends upon factors in addition to its ability to pay its obligations, an improvement in Bank of America’s credit rating will not reduce the other investment risks, if any, related to Bank of America’s debt securities or BofA Finance’s guaranteed securities.

Bank of America and/or BofA Finance cannot assure you that a trading market for your securities will ever develop or be maintained.

Bank of America and/or BofA Finance may not list the securities on any securities exchange. Neither Bank of America nor BofA Finance can predict how these securities will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of Bank of America’s and/or BofA Finance’s securities in any secondary market may be limited. Although any underwriters, dealers or agents may purchase and sell these securities in the secondary market from time to time, these underwriters, dealers or agents will not be obligated to do so and may discontinue making a market for the securities at any time without giving Bank of America and/or BofA Finance notice. Neither Bank of America nor BofA Finance can assure you that a secondary market for its securities will develop, or that if one develops, it will be maintained.

Risks Relating to All Debt Securities

Redemption of the debt securities of Bank of America and/or BofA Finance prior to the applicable maturity date may result in a reduced return on your investment.

The terms of the debt securities of Bank of America and BofA Finance may permit or require redemption of the debt securities prior to the applicable maturity date. That redemption may occur at a time when prevailing interest rates are relatively low. As a result, a holder of the redeemed debt securities may not be able to invest the redemption proceeds in a new investment that yields a similar return.

Risks Relating to All Securities Issued by BofA Finance

BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues.

BofA Finance is a finance subsidiary of Bank of America, has no operations other than those related to the issuance, administration and payment of its obligations under its debt securities and warrants that are guaranteed by Bank of America as described in this prospectus and under other securities of BofA Finance guaranteed by Bank of America, and is dependent upon Bank of America and/or Bank of America’s other subsidiaries to meet its obligations under the securities in the ordinary course. However, BofA Finance will have no assets available for distributions to holders of its debt securities or warrants if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders in respect of such claims in any such proceeding will be limited to those available under Bank of America’s guarantee of such securities, and any obligations under that guarantee will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America, except obligations that are subject to any priorities or preferences by law, and senior in right of payment to Bank of America’s subordinated obligations. Holders of BofA Finance’s securities will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the securities, and holders of the securities should accordingly assume that in any bankruptcy, resolution or similar proceeding, they would not have priority over, and should be treated equally with, the claims of all other unsecured and unsubordinated obligations of Bank of America, including claims of holders of unsecured senior debt securities issued by Bank of America.

Risks Relating to Debt Securities Issued by BofA Finance

Debt securities issued by BofA Finance will not have the benefit of any cross-default or cross-acceleration with other indebtedness of Bank of America or BofA Finance; events of bankruptcy or insolvency or resolution proceedings relating to Bank of America and covenant breach by Bank of America will not constitute an event of default with respect to the guaranteed debt securities of BofA Finance.

Debt securities issued by BofA Finance will not have the benefit of any cross-default or cross-acceleration with other indebtedness of Bank of America or BofA Finance. In addition, events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America will not constitute an event of default with respect to the debt securities of BofA Finance that are guaranteed by Bank of America. Furthermore, it will not constitute an event of default with respect to the debt securities of BofA Finance if the guarantee thereof by Bank of America ceases to be in full force and effect for any reason. Therefore, events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America (in the absence of any such event occurring with respect to BofA Finance) will not permit BofA Finance’s debt securities to be declared due and payable. In addition, a breach of a covenant by Bank of America (including, for example, a breach of Bank of America’s covenants with respect to mergers or the sale of all or substantially all its assets), will not permit BofA Finance’s debt securities to be declared due and payable. The value you receive on the debt securities may be significantly less than what you otherwise would have received had the debt securities been declared due and payable immediately upon certain events of bankruptcy or insolvency or resolution or similar proceedings relating to Bank of America or the breach of a covenant by Bank of America or upon Bank of America’s guarantee ceasing to be in full force and effect.

Risks Relating to Debt Securities Denominated in a Currency Other than the Investor’s Home Currency

Bank of America and/or BofA Finance may issue debt securities denominated in, or with respect to which principal, interest and/or other amounts payable, as applicable, are payable in, a currency other than the currency of the country in which you reside or the currency in which you conduct your business or activities (the “home currency”). If you intend to invest in debt securities denominated or payable in a currency other than your home currency, you should consult your own financial and legal advisors as to the currency risks related to your investment. Such debt securities are not an appropriate investment for you if you are not knowledgeable about the significant terms and conditions of such debt securities, foreign currency transactions or financial matters in general.

An investment in debt securities denominated or payable in a currency other than your home currency involves currency-related risks.

An investment in debt securities denominated or payable in a currency other than your home currency entails significant risks that are not associated with a similar investment in debt securities that are payable solely in your home currency. These risks include possible significant changes in rates of exchange between your home currency and the applicable specified currency of the debt securities, and the imposition or modification of foreign exchange controls or other conditions by applicable governmental entities. These risks generally depend on factors over which Bank of America and BofA Finance have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and may adversely affect an investment in debt securities denominated or payable in a currency other than your home currency.

In recent years, exchange rates between certain foreign currencies have been highly volatile. This volatility may continue and could spread to other currencies in the future. Fluctuations in currency exchange rates could affect adversely an investment in debt securities denominated or payable in a currency other than your home currency, and such changes in exchange rates may vary considerably during the life of those debt securities. Depreciation of the applicable specified currency for a series of debt securities against your home currency could result in a decrease in your home currency equivalent value of payments on such debt securities, including the principal or other amounts payable upon those debt securities at maturity or the earlier redemption or repayment, as applicable. That in turn could cause the market value of such debt securities to fall.

Bank of America and/or BofA Finance will not adjust debt securities denominated or payable in a currency other than your home currency to compensate for changes in foreign currency exchange rates.

Except as described below or in the applicable pricing supplement, Bank of America and/or BofA Finance will not make any adjustment in or change to the terms of debt securities denominated or payable in currencies other than your home currency for changes in the foreign currency exchange rate for the relevant specified currency for a series of debt securities, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting that currency or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.

Government policy can adversely affect foreign currency exchange rates and an investment in debt securities denominated or payable in a currency other than your home currency.

Foreign currency exchange rates either can float or be fixed by sovereign governments. Governments or governmental bodies, including the European Central Bank, may intervene from time to time in their economies to alter the exchange rate or exchange characteristics of their currencies. For example, a central bank may intervene to devalue or revalue a currency or to replace an existing currency. In addition, a government may impose regulatory controls or taxes to affect the exchange rate of its currency or may issue a new currency or replace an existing currency. As a result, the amounts payable on and rate of return of debt securities denominated or payable in a currency other than your home currency could be affected significantly and unpredictably by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country or region issuing the specified currency for an applicable series of debt securities or elsewhere could result in significant and sudden changes in the exchange rate between your home currency and the specified currency for a series of debt securities. Changes in exchange rates could affect the value of debt securities denominated or payable in a currency other than your home currency as participants in the global currency markets move to buy or sell the specified currency or your home currency in reaction to these developments.

If a governmental authority imposes exchange controls or other conditions, such as taxes on the exchange or transfer of the specified currency, there may be limited availability of the specified currency for payment on debt securities denominated or payable in a currency other than your home currency at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Debt securities denominated or payable in currencies other than U.S. dollars permit Bank of America and/or BofA Finance to make payments in U.S. dollars if Bank of America or BofA Finance is unable to obtain the specified currency.

The terms of any series of debt securities denominated or payable in a currency other than U.S. dollars provide that Bank of America and/or BofA Finance has the right to make a payment in U.S. dollars instead of the specified currency, if at or about the time when the payment on such series of debt securities comes due, the specified currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability because of circumstances beyond the control of Bank of America and/or BofA Finance. These circumstances could include the imposition of exchange controls, inability of Bank of America and/or BofA Finance to obtain the specified currency because of a disruption in the currency markets for the specified currency or unavailability because the specified currency is no longer used by the government of the relevant country or for settlement of transactions by public institutions of or within the international banking community. In addition, if the specified currency for a series of debt securities has been replaced by a new currency, Bank of America and/or BofA Finance will have the option to choose whether it makes payments on such series of debt securities in the replacement currency or in U.S. dollars. In either case, the exchange rate used to make payment in U.S. dollars or the replacement currency, if any, may be based on limited information and would involve significant discretion on the part of the exchange rate agent, which may be an affiliate of Bank of America and/or BofA Finance, to be appointed by Bank of America and/or BofA Finance. As a result, the value of the payment in the home currency of Bank of America and BofA Finance may be less than the value of the payment you would have received in the specified currency if the specified currency had been available. The exchange rate agent generally will not have any liability for its determinations.

See “Description of Debt Securities of Bank of America Corporation—Payment of Principal, Interest and Other Amounts Payable—Payments Due in Other Currencies—Unavailability of Currencies and Replacement Currencies” and “Description of Debt Securities of BofA Finance LLC—Payment of Principal, Interest and Other Amounts Payable—Payments Due in Other

Currencies—Unavailability of Currencies and Replacement Currencies” below. Any payment in respect of the debt securities so made in U.S. dollars where the required payment is in an unavailable specified currency will not constitute an event of default under the relevant indenture or the debt securities. If your home currency is not U.S. dollars, any such payment will expose you to the significant risks described above in this section “—Risks Relating to Debt Securities Denominated in a Currency Other Than an Investor’s Home Currency.”

An investor may bear currency exchange risk in a lawsuit for payment on debt securities denominated or payable in a currency other than U.S. dollars.

Any debt securities issued under the BAC Senior Indenture or the BofA Finance Indenture (each as defined below) will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on debt securities denominated or payable in a currency other than U.S. dollars and governed by New York law would be required to render the judgment in such non-U.S. currency. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on debt securities denominated or payable in a non-U.S. currency and governed by New York law, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, you may not be able to obtain judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on debt securities denominated or payable in a non-U.S. currency in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date and method used to determine the rate of conversion of the specified currency into U.S. dollars will depend on various factors, including which court renders the judgment.

Information about foreign currency exchange rates may not be indicative of future performance.

If Bank of America or BofA Finance issues debt securities denominated or payable in a currency other than your home currency, it may include in the applicable pricing supplement information about historical exchange rates for the relevant currency or currencies. Any information about exchange rates that Bank of America or BofA Finance may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

BANK OF AMERICA CORPORATION

Bank of America is a Delaware corporation, a bank holding company and a financial holding company. Through various bank and nonbank subsidiaries throughout the United States and in international markets, Bank of America provides a diversified range of banking and nonbank financial services and products. Bank of America is one of the world’s largest financial institutions, serving individual customers, small- and middle-market businesses, institutional investors, large corporations and governments with a full range of banking, investing, asset management and other financial and risk management products and services. Its principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

BOFA FINANCE LLC

BofA Finance LLC is a Delaware limited liability company and a direct, wholly-owned finance subsidiary of Bank of America. BofA Finance was formed on June 24, 2016 for the purpose of providing Bank of America and/or Bank of America’s other subsidiaries with financing by issuing securities to investors and lending the net proceeds therefrom to Bank of America and/or those subsidiaries. BofA Finance’s principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and its telephone number is (704) 386-5681.

USE OF PROCEEDS

Unless a different use is described in the applicable pricing supplement, Bank of America intends to use the net proceeds from the sale of its debt securities for general corporate purposes. General corporate purposes include, but are not limited to, the following:

•	Bank of America’s working capital needs;

•	the funding of investments in, or extensions of credit to, Bank of America subsidiaries;

•	possible reductions, redemptions, repayments or repurchases of outstanding indebtedness or equity securities;

•	the possible acquisitions of, or investments in, other financial institutions or other businesses; and

•	other uses in the ordinary course of conducting its business.

Until Bank of America designates the use of these net proceeds, it will invest them temporarily. From time to time, it may engage in additional financings as it determines appropriate based on its needs and prevailing market conditions. These additional financings may include the sale of other securities.

Unless a different use is described in the applicable pricing supplement, BofA Finance intends to lend the net proceeds from the sale of its securities to Bank of America and/or Bank of America’s other subsidiaries. Unless a different use is described in the applicable pricing supplement, Bank of America expects that it and/or its subsidiaries will use the proceeds from such loans to provide additional funds for operations and for other general corporate purposes. In addition, BofA Finance may use a portion of net proceeds from the sale of its securities to hedge its obligations under the securities by entering into hedging arrangements with Bank of America and/or Bank of America’s other subsidiaries.

DESCRIPTION OF DEBT SECURITIES OF BANK OF AMERICA CORPORATION

In this “Description of Debt Securities of Bank of America Corporation” section, “we,” “us” or “our” refer only to Bank of America and not to any of its subsidiaries or affiliates, including BofA Finance; and references to “debt securities” refer only to senior debt securities issued by Bank of America and not to any debt securities issued by any subsidiary or affiliate.

General

We may issue debt securities, and such debt securities will not be secured by any of our property or assets. As a result, by owning a debt security, you are one of our unsecured creditors.

The debt securities will constitute part of our senior debt, will be issued under our BAC Senior Indenture (as defined below), and will rank equally in right of payment with all of our other unsecured and unsubordinated debt outstanding from time to time, except obligations that are subject to any priorities or preferences by law.

This section of the prospectus provides a summary of the material terms of the BAC Senior Indenture and describes certain specific terms and provisions of debt securities that may be applicable to particular debt securities if so specified below or in the applicable pricing supplement.

Financial Consequences to Unsecured Debtholders of Single Point of Entry Resolution Strategy

We are subject to the rules of the Federal Reserve relating to total loss-absorbing capacity (the “TLAC Rules”), which aim to improve the resiliency and resolvability of U.S. global systemically important bank holding companies (“covered BHCs”), including Bank of America, in the event of material financial distress or failure. The TLAC Rules include the requirement that each covered BHC maintain a minimum amount of unsecured external long-term debt satisfying certain eligibility criteria (“eligible LTD”) and other loss-absorbing capacity. The eligible LTD would absorb the covered BHC’s losses, following the depletion of its equity, upon its entry into a resolution proceeding under the U.S. Bankruptcy Code or a resolution proceeding administered by the FDIC under Title II of the Financial Reform Act. Under Title I of the Financial Reform Act, we are required by the Federal Reserve and the FDIC to periodically submit a plan for a rapid and orderly resolution under the U.S. Bankruptcy Code in the event of material financial distress or failure. Our preferred resolution strategy under this plan is a SPOE strategy whereby only Bank of America would file for bankruptcy under the U.S. Bankruptcy Code. Under this strategy, and pursuant to existing intercompany arrangements under which we have transferred most of our assets to a wholly-owned holding company subsidiary, which holds the equity interests in our key operating subsidiaries, we would contribute our remaining financial assets, less a holdback to cover our bankruptcy expenses, to this wholly-owned holding company subsidiary prior to filing for bankruptcy. We would then file for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. Pursuant to an order from the bankruptcy court under section 363 of the U.S. Bankruptcy Code, we, as debtor-in-possession, would transfer our subsidiaries to a newly-formed entity (“NewCo”) that would be held in trust for the sole and exclusive benefit of our bankruptcy estate.

Under our SPOE resolution strategy, the obligations of Bank of America on its unsecured debt, including the debt securities offered pursuant to this prospectus, would not be assumed by NewCo; instead, the claims on such obligations would be left behind in the bankruptcy proceeding. After the transferred subsidiaries were stabilized, NewCo’s residual value in the form of shares or proceeds from the sale of shares would be distributed to the holders of claims against the bankruptcy estate in accordance with the priority of their claims, including to holders of our debt securities.

In 2013, the FDIC issued a notice describing its similar preferred SPOE recapitalization model for resolving a global systemically important banking group, such as Bank of America, under Title II of the Financial Reform Act. Under Title II, when a covered BHC is in default or danger of default, the FDIC may be appointed receiver to conduct an orderly liquidation of such institution as an alternative to resolution of the entity under the U.S. Bankruptcy Code if the Secretary of the Treasury makes certain financial distress and systemic risk determinations. Pursuant to the single point of entry recapitalization model, the FDIC would use its power to create a “bridge entity” for the covered BHC; transfer the systemically important and viable parts of the covered BHC’s business to the bridge entity; recapitalize those subsidiaries using assets of the covered BHC that have been transferred to the bridge entity; and exchange external debt claims against the covered BHC, including claims of holders of our debt securities and other unsecured debt, for equity in the bridge entity. This strategy would allow operating subsidiaries of the covered BHC to continue to operate and impose losses on stockholders and creditors of the covered BHC, which could include holders of our debt securities.

The Indenture

The debt securities are governed by a document called an indenture, which is a contract between us and the applicable trustee. The debt securities will be issued under the Indenture for Senior Debt Securities dated as of June 27, 2018 (as amended or supplemented from time to time, the “BAC Senior Indenture”) between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

The trustee under the BAC Senior Indenture has two principal functions:

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First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf, which we describe below under “—Collection of Indebtedness and Suits for Enforcement by Trustee.”

•	Second, the trustee performs administrative duties for us, including the delivery of interest and other payments and notices.

The BAC Senior Indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series of debt securities. The BAC Senior Indenture and the debt securities also do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you. In addition, the BAC Senior Indenture does not contain provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness or restructuring. If our credit quality declines as a result of an event of this type, or otherwise, any ratings of our debt securities then outstanding may be withdrawn or downgraded.

This section is a summary of the material terms and provisions of the BAC Senior Indenture. We have filed the BAC Senior Indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain a copy of the BAC Senior Indenture. Whenever we refer to the defined terms of the BAC Senior Indenture in this section of this prospectus or in any applicable pricing supplement without defining them, the terms have the meanings given to them in the BAC Senior Indenture. You must look to the BAC Senior Indenture for the most complete description of this summarized information.

Form and Denomination of Debt Securities

Unless otherwise specified in the applicable pricing supplement, each series of debt securities will be issued in registered, book-entry only form, without coupons. This means that we will not issue certificated notes in non-global, or definitive, form registered in the name of each individual owner. Debt securities in book-entry only form will be represented by one or more global securities and will be held through DTC and/or Euroclear and Clearstream, Luxembourg. Debt securities held through DTC will be registered in the name of DTC or its nominee, and debt securities held through Euroclear and Clearstream, Luxembourg will be registered in the name of a common depositary for such depositary or a nominee of such common depositary. Unless otherwise specified in the applicable pricing supplement, each sale of debt securities issued in book-entry only form will settle in immediately available funds through the specified depositary.

Accordingly, the applicable depositary or common depositary, or nominee, as applicable, will be the registered holder of debt securities represented by global securities. Those who own beneficial interests in such debt securities will do so through participants in the depositary’s book-entry system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. The procedures applicable to book-entry only securities are described below under “Registration and Settlement.”

Generally debt securities, unless specified otherwise in the applicable pricing supplement, will be represented by a type of global security representing multiple series of debt securities, each having different terms and provisions and issued at different times. This type of global security is referred to as a “master global note.”

Our debt securities may be denominated in U.S. dollars or in another currency as may be specified in the applicable pricing supplement. Unless we specify otherwise in the applicable pricing supplement, debt securities of each series will be denominated in U.S. dollars and held through DTC, and will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000 (or the equivalent thereof in other currencies).

Different Series of Debt Securities; Terms and Provisions of Debt Securities

We may issue our debt securities from time to time in one or more series. We also may “reopen” a series of our debt securities. This means that we can increase the principal amount of a particular series of our debt securities by selling additional debt securities with the same terms. Such additional debt securities may be issued in one or more series and with the same or different CUSIP or other identifying number as the outstanding debt securities. Any such additional debt securities, together with the outstanding debt securities, will constitute a single series of debt securities under the BAC Senior Indenture, provided that such additional debt securities will be issued with the same CUSIP or the same other identifying number as the outstanding debt securities only if they are fungible with the outstanding debt securities for U.S. federal income tax purposes. We may do so without notice to the existing holders of debt securities of that series. However, any new debt securities of this kind may have a different offering price and may begin to bear interest (if any) at a different date.

This section of the prospectus describes certain terms and provisions of the debt securities that may be common to a series of debt securities issued under the BAC Senior Indenture if specified herein or in any applicable pricing supplement. We will describe specific terms and provisions of the series of debt securities being offered in the applicable pricing supplement. The applicable pricing supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable pricing supplement and this prospectus, the applicable pricing supplement will control.

The terms and provisions of your series of debt securities as described in the applicable pricing supplement may include the following:

•	the title or designation of the debt securities;

•	if the debt security is a fixed-rate note, a floating-rate note, a fixed/floating-rate note or a zero coupon note (as described below);

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the offering or issue price, which may be expressed as an amount or as a percentage of the aggregate principal amount of such debt securities at issuance and which may be equal to, at a discount to, or at a premium over, the principal amount of such debt securities;

•	the principal amount;

•	the issue date;

•	the maturity date;

•	the minimum denominations of the debt securities, if other than $1,000, and integral multiples of $1,000 in excess of $1,000 (or the equivalent thereof in other currencies);

•	the currency or currencies, if not U.S. dollars, in which the debt securities will be denominated and/or payable;

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any rate of interest on interest-bearing debt securities and the method of determining and paying any interest, including any applicable interest rate, any initial interest rate, or the method for determining any initial interest rate, any interest period demarcation dates, any payment dates, any observation periods, any applicable index maturity, and any maximum or minimum rate of interest, as applicable;

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for interest-bearing debt securities, any interest payment dates, the regular record dates for interest payments (if other than as described herein), the dates from which interest will begin to accrue (if other than the issue date), and the applicable business day convention;

•	any spread or spread multiplier applicable to a floating-rate note or a fixed/floating-rate note;

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any date or dates on or after which the debt securities may be redeemed or repaid in whole or in part at our option or the option of the holder, and the periods or dates, prices, terms and conditions of any such redemption or repayment; and/or

•	if applicable, any other terms or provisions of the debt securities that are permitted under the BAC Senior Indenture and are different from or in addition to those described in this prospectus.

The applicable pricing supplement also may describe certain other information relating to your series of debt securities, which may include the following:

•	the identification of or method of selecting any calculation agents or any other agents for the debt securities;

•	if the debt securities will not be represented by a master global security; and/or

•	if the debt securities will be listed on any securities exchange.

Types of Debt Securities

We may issue the types of debt securities described in this section, and we also may issue debt securities that do not bear interest (which we refer to as “zero coupon notes”).

Fixed-Rate Notes

We may issue debt securities that bear interest at one or more fixed rates of interest, as specified in the applicable pricing supplement. We refer to these debt securities as “fixed-rate notes.” We also may issue fixed-rate notes that combine principal and interest payments in installment payments over the life of the notes which we refer to as “amortizing notes.” We will make payments on fixed-rate notes as described below under the heading “ —Payment of Principal, Interest and Other Amounts Payable” and in the applicable pricing supplement.

Floating-Rate Notes

We may issue debt securities that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, referred to as the “base rate.” We refer to these debt securities as “floating-rate notes.” The base rate for a series of floating-rate notes will be specified in, and will be determined in accordance with the specific formula and/or applicable terms and provisions set forth in, the applicable pricing supplement.

Fixed/Floating-Rate Notes

We may issue a debt security with elements of each of the fixed-rate and floating-rate notes described above. For example, a debt security may bear interest at a fixed rate for some interest periods and at a floating rate in other interest periods. We refer to these debt securities as “fixed/floating-rate notes.” We will describe the determination of interest or other amounts payable for any of these debt securities in the applicable pricing supplement.

Original Issue Discount Notes

Any of the types of notes described above may be an original issue discount note. Original issue discount notes are debt securities that are issued at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity. Original issue discount notes may be zero coupon notes or may bear interest at a rate that is below market rates at the time of issuance. Amounts payable in the event of redemption, repayment or upon an acceleration of the maturity of an original issue discount note will be determined in accordance with the terms of that debt security, as described in the applicable pricing supplement. That amount normally is less than the amount payable at the maturity date. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon repayment, redemption or acceleration of maturity. See “U.S. Federal Income Tax Considerations—General—Consequences to U.S. Holders” below for a summary of the U.S. federal income tax consequences of owning an original issue discount note.

Payment for Non-U.S. Dollar-Denominated Debt Securities

For any debt securities denominated or payable in a currency other than U.S. dollars (referred to as “non-U.S. dollar-denominated debt securities”), the initial investors will be required to pay for the debt securities in that foreign currency. The applicable selling agent may arrange for the conversion of U.S. dollars into the applicable foreign currency to facilitate payment for the non-U.S. dollar-denominated debt securities by U.S. purchasers desiring to make the initial payment in U.S.

dollars. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to U.S. laws and regulations. All costs of any such conversion for the initial purchase of the non-U.S. dollar-denominated debt securities will be borne by the initial investors using those conversion arrangements. We describe some of the investment considerations relating to securities denominated or payable in a currency other than U.S. dollars above under the heading “Risk Factors.”

Payment of Principal, Interest and Other Amounts Payable

Paying Agents

We may appoint one or more financial institutions to act as our paying agents. Initially, under the BAC Senior Indenture we have appointed The Bank of New York Mellon Trust Company, N.A. to act as our paying agent with respect to the debt securities through its corporate trust office currently located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256. We may add, replace or terminate any paying agent from time to time in accordance with the BAC Senior Indenture, in each case without your consent and without notifying you of such change. In addition, we may decide to act as our own paying agent with respect to some or all of the debt securities, and the paying agent may resign, in each case without your consent and without notifying you of such event.

Payments to Holders and Record Dates for Interest

We refer to each date on which interest is payable on a debt security as an “interest payment date.” Subject to any applicable business day convention set forth in the applicable pricing supplement, interest payments on the debt securities will be made on each interest payment date applicable to, and at the maturity date, or earlier redemption date, of the applicable debt securities. Interest payable on any interest payment date other than the maturity date, or earlier redemption date, will be paid to the registered holder of the debt security at the close of business on the regular record date for that interest payment date. However, unless we specify otherwise in the applicable pricing supplement, the initial interest payment on a debt security issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the issue date to the holder of record on the regular record date preceding the second interest payment date. Unless we specify otherwise in the applicable pricing supplement, the principal and interest payable at maturity, or earlier redemption, will be paid to the holder of the debt security at the time of payment by the paying agent.

Unless we specify otherwise in the applicable pricing supplement, the “regular record date” for any interest payment for a debt security in book-entry only form will be the close of business on the date that is one business day prior to the payment date, unless such debt security is a non-U.S. dollar-denominated debt security held through DTC, in which case the regular record date for an interest payment date will be the close of business on the fifteenth calendar day prior to such interest payment date, whether or not such record date is a business day. If the debt security is in a form that is other than book-entry only, and unless we specify otherwise in the applicable pricing supplement, the regular record date for an interest payment date will be the close of business on the fifteenth calendar day prior to such interest payment date, whether or not such record date is a business day.

Unless we specify otherwise in the applicable pricing supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the applicable debt security, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Payments Due in U.S. Dollars

Unless we specify otherwise in the applicable pricing supplement, our debt securities will be denominated, and payments with respect to the debt securities will be made, in U.S. dollars. Unless we specify otherwise in the applicable pricing supplement, we will follow the practices described in this section when we pay amounts that are due in U.S. dollars.

We will make payments on debt securities in book-entry only form in accordance with arrangements then in place between the paying agent and the depositary or its nominee, as holder.

An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below under the heading “Registration and Settlement.”

Indirect owners should contact their banks or brokers for information on how they will receive payments on their debt securities.

We will pay any interest on debt securities in definitive form on each interest payment date other than the maturity date, or earlier redemption date, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. We will pay principal and any premium, interest, or other amounts payable at the maturity date, or earlier redemption date, of a debt security in definitive form by wire transfer of immediately available funds to the registered holders of the debt security at the time of payment.

Payments Due in Other Currencies

General

If any of the debt securities are denominated, or if principal and any premium, interest, or other amounts payable on any of the debt securities is payable, in a foreign currency, the specified currency, as well as any additional investment considerations, risk factors, restrictions, tax consequences, specific terms and other information relating to that series of debt securities and the specified currency will be described in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, we will follow the practices described in this section when we pay amounts that are due on non-U.S. dollar-denominated debt securities. Unless we specify otherwise in the applicable pricing supplement, and except as described below, holders of non-U.S. dollar-denominated debt securities are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a debt security in definitive form.

We will make payments on non-U.S. dollar-denominated debt securities in book-entry only form in the applicable specified currency in accordance with arrangements then in place between the paying agent and the depositary or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below under the heading “Registration and Settlement.”

Non-U.S. Dollar-Denominated Debt Securities Held Through DTC

Unless we specify otherwise in the applicable pricing supplement, holders of beneficial interests in non-U.S. dollar-denominated debt securities through a participant in The Depository Trust Company, or “DTC,” will receive payments in U.S. dollars, unless they elect to receive payments on those debt securities in the applicable foreign currency. If a holder of such beneficial interests through DTC does not make an election through its DTC participant to receive payments in the applicable foreign currency, the exchange rate agent for the relevant non-U.S. dollar-denominated debt securities to be appointed by us will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.

The holder of a beneficial interest in global non-U.S. dollar-denominated debt securities held through a DTC participant may elect to receive payments on those debt securities in the foreign currency by notifying the DTC participant through which it holds its beneficial interests on or prior to the fifteenth business day prior to the record date for the applicable debt securities of (1) that holder’s election to receive all or a portion of the payment in the applicable foreign currency and (2) wire transfer instructions to an account for the applicable foreign currency outside the United States. DTC must be notified of the election and wire transfer instructions (a) on or prior to the fifth business day after the record date for any payment of interest and (b) on or prior to the tenth business day prior to the date for any payment of principal. DTC will notify the trustee or other applicable paying agent of the election and wire transfer instructions (1) on or prior to the fifth business day after the record date for any payment of interest and (2) on or prior to the tenth business day prior to the date for any payment of principal. If complete instructions are forwarded to and received by DTC through a DTC participant and forwarded by DTC to the trustee or other applicable paying agent and received on or prior to the dates described above, the holder will receive payment in the applicable foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the trustee or other applicable paying agent to DTC.

For holders of non-U.S. dollar-denominated debt securities held through a DTC participant not electing payment in the applicable foreign currency, the U.S. dollar amount of any payment will be the amount of the applicable foreign currency otherwise payable, converted into U.S. dollars at the applicable exchange rate prevailing as of 11:00 a.m., New York, New York time, on the second business day prior to the relevant payment date, less any costs incurred by the exchange rate agent for that conversion unless we specify otherwise in the applicable pricing supplement. The costs of those conversions will be shared pro rata among the holders of beneficial interests in the applicable global debt securities receiving U.S. dollar payments in the proportion of their respective holdings. The exchange rate agent, to be appointed by us at the time of issuance for such non-U.S. dollar-denominated debt securities held through a DTC participant, will make those conversions in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

If an exchange rate quotation is unavailable from the entity or source ordinarily used by the exchange rate agent in the normal course of business, the exchange rate agent will obtain a quotation from a leading foreign exchange bank in New York, New York, which may be an affiliate of the exchange rate agent or another entity selected by the exchange rate agent for that purpose after consultation with us. If no quotation from a leading foreign exchange bank is available, payment will be made in the applicable foreign currency to the account or accounts specified by DTC to the trustee or other applicable paying agent, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control.

Unavailability of Currencies and Replacement Currencies

If, at or about the time of payment of any principal, premium or interest on a non-U.S. dollar-denominated debt security, the relevant specified currency is not legal tender for the payment of public and private debts in the country issuing the currency as of the issue date of such debt security or is otherwise unavailable, and the relevant specified currency has been replaced by another currency that has become legal tender for the payment of public and private debts in such country (a “replacement currency”), any amount payable pursuant to such debt security may be paid, at our option, in the replacement currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the replacement currency, from the specified currency to the replacement currency or to U.S. dollars, if applicable, and, if necessary, the conversion of the replacement currency into U.S. dollars at the rate prevailing on the date of such conversion. In this circumstance, we will appoint a financial institution to act as exchange rate agent for purposes of making the required conversions in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

Notwithstanding the foregoing, the relevant specified currency may not be available to us for making payments of principal of or any premium, interest or other amounts payable on any non-U.S. dollar-denominated debt securities. This could occur due to the imposition of exchange controls or other circumstances beyond our control, or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable and has not been replaced, and unless otherwise specified in the applicable pricing supplement, we may satisfy our obligations to holders of the relevant non-U.S. dollar-denominated debt securities by making those payments due in the relevant specified currency on the date of payment in U.S. dollars. The amount of such payments made in U.S. dollars will be determined by an exchange rate agent to be appointed by us on the basis of the noon dollar buying rate in New York, New York for cable transfers of the specified currency or currencies in which a payment on any such non-U.S. dollar-denominated debt securities was to be made, published by the Federal Reserve Bank of New York, which is referred to as the “market exchange rate,” or such other rate as may be set forth in the applicable pricing supplement. If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in New York, New York received by the exchange rate agent at approximately 11:00 a.m., New York, New York time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of non-U.S. dollar-denominated debt securities; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

The above provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency of the relevant non-U.S. dollar-denominated debt security, we may, at our option, or will, if required by applicable law, without the consent of the holders of the affected debt securities, pay the principal of and any premium, interest or other amounts payable on any non-U.S. dollar-denominated debt securities in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made in U.S. dollars, an applicable replacement currency, or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default under the BAC Senior Indenture or the applicable debt securities.

The exchange rate agent to be appointed by us may be one of our affiliates, and, from time to time after the initial appointment of an exchange rate agent, we may appoint one or more different exchange rate agents for the relevant non-U.S. dollar-denominated debt security without your consent and without notifying you of the change. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars or a replacement currency in its sole discretion unless we state in the applicable pricing supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

For purposes of the above discussion about currency conversions and payments on non-U.S. dollar-denominated debt securities, unless otherwise specified in the applicable pricing supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York or Charlotte, North Carolina and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Non-U.S. Dollar-Denominated Securities in Definitive Form

We will pay any interest on non-U.S. dollar-denominated debt securities in definitive form on each interest payment date other than the maturity date, or earlier redemption date, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. Unless we specify otherwise in the applicable pricing supplement, we will pay principal and any premium, interest, or other amounts payable at the maturity date, or earlier redemption date, of a non-U.S. dollar-denominated debt security in definitive form by wire transfer of immediately available funds to the registered holders of the debt security at the time of payment.

No Sinking Fund

Unless we specify otherwise in the applicable pricing supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The applicable pricing supplement will indicate whether we may redeem the debt securities prior to their maturity date. If we may redeem the debt securities prior to their maturity date, the applicable pricing supplement will indicate the redemption price, the method for redemption, and the date or dates upon which we may redeem the debt securities. Debt securities to be redeemed in part may only be redeemed in increments of their minimum denomination. The redemption of any debt security that is our eligible LTD will require the prior approval of the Federal Reserve if after such redemption we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules.

Notice of Redemption

Unless we specify otherwise in the applicable pricing supplement, we may exercise our right to redeem debt securities by giving notice to the holders under the BAC Senior Indenture at least 5 business days but not more than 60 calendar days before the specified redemption date. The notice will specify:

•	the date fixed for redemption;

•	the redemption price (or, if not then ascertainable, the manner of calculation thereof);

•	the CUSIP number and any other identifying number of the debt securities to be redeemed;

•	the amount to be redeemed, if less than all of the outstanding debt securities of a series are to be redeemed;

•	the place of payment for the debt securities to be redeemed;

•	that interest (if any) accrued on the debt securities to be redeemed will be paid as specified in the notice; and

•

that, subject to satisfaction of any conditions to such redemption set forth in the notice of redemption and unless we default in payment of the redemption price, on and after the date fixed for redemption, interest (if any) will cease to accrue on the debt securities to be redeemed.

Such redemption may be subject to the satisfaction of one or more conditions precedent, in which case the notice of redemption will describe each condition and, if applicable, state that the redemption date may, in our discretion, be delayed until such time as any or all conditions have been satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all of the conditions have not been satisfied by the redemption date stated in the notice of redemption, or by the redemption date as it may be delayed in our discretion.

If notice of redemption has been given in accordance with the BAC Senior Indenture, the debt securities being redeemed shall, subject to the satisfaction of any conditions to the redemption as specified in the notice of redemption, become due and payable on the date fixed for redemption.

So long as a depositary is the record holder of the applicable debt securities to be redeemed, we, or the trustee on our behalf if we so request, will deliver any notice of our election to exercise our redemption right only to that depositary.

Repayment

The applicable pricing supplement will indicate if the debt securities can be repaid at the holder’s option prior to the applicable maturity date. If the debt securities of a series may be repaid prior to the maturity date, the applicable pricing supplement will indicate the applicable repayment price or prices, the procedures for repayment and the date or dates on or after which the holder can request repayment.

Repurchase

We may purchase at any time and from time to time, including through a subsidiary or affiliate of ours, outstanding debt securities by tender, in the open market, or by private agreement. The repurchase of any debt security that is our eligible LTD will require the prior approval of the Federal Reserve if after such repurchase we would fail to satisfy our requirements as to eligible LTD or total loss-absorbing capacity under the TLAC Rules. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Exchange, Registration and Transfer

Unless we specify otherwise in the applicable pricing supplement, we will issue each debt security in global, or book-entry only, form. Debt securities in global form may be exchanged for debt securities in definitive form only in the limited circumstances described in the relevant debt securities or in the BAC Senior Indenture. Debt securities represented by a master global note may be exchanged by us at any time upon our request to the trustee for such debt securities represented by global notes that are not master global notes, as described in the relevant debt securities.

Subject to the terms of the BAC Senior Indenture, debt securities of any series in definitive form may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.

Debt securities in definitive form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the registration of transfer only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer. Unless we specify otherwise in the applicable pricing supplement, initially, The Bank of New York Mellon Trust Company, N.A. will be the authenticating agent, security registrar and transfer agent for the debt securities issued under the BAC Senior Indenture. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, in each case without your consent and without notifying you of such event. We will be required to maintain a security registrar and transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.

We will not be required to (1) issue, exchange or register the transfer of any debt security of any series to be redeemed for a period of 15 days before the date on which we deliver the notice of redemption, or (2) exchange or register the transfer of any debt security (i) that was selected, called or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part or (ii) as to which the holder has exercised any right to require us to repay such debt security, except the portion to remain outstanding of any debt security being repaid in part.

For a discussion of restrictions on the exchange, registration and transfer of book-entry only securities, see “Registration and Settlement” below.

Sale or Issuance of Capital Stock of Principal Subsidiary Bank

The BAC Senior Indenture prohibits the issuance, sale or other disposition of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales or other dispositions of directors’ qualifying shares;

•

sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•

any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before the sale of additional securities; and

•

any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly-owned subsidiary.

A “Principal Subsidiary Bank” is defined in the BAC Senior Indenture as any subsidiary bank with total assets equal to more than 10% of our total consolidated assets. As of the date of this prospectus, Bank of America, N.A. is our only Principal Subsidiary Bank within the meaning of the BAC Senior Indenture.

Limitation on Mergers and Sales of Assets

The BAC Senior Indenture generally permits a consolidation or merger between us and another entity, subject to certain requirements. It also permits the sale, conveyance or transfer by us of all or substantially all of our assets, subject to certain requirements. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of our obligations under the BAC Senior Indenture; and

•	immediately after the transaction, we (or any successor entity) are not in default in the performance of any covenant or condition under the BAC Senior Indenture.

The foregoing requirements do not apply in the case of a sale, conveyance or transfer by us of all or substantially all of our assets to one or more entities that are direct or indirect subsidiaries in which we and/or one or more of our subsidiaries own more than 50% of the combined voting power.

Upon any consolidation, merger, sale, conveyance or transfer of this kind (other than, where permitted as described above, a sale, conveyance or transfer of all or substantially all of our assets to our direct or indirect subsidiary or subsidiaries in which we own more than 50% of the combined voting power as described in the preceding paragraph), the resulting or acquiring entity will be substituted for us in the BAC Senior Indenture with the same effect as if it had been an original party to the BAC Senior Indenture. As a result, the successor entity may exercise our rights and powers under the BAC Senior Indenture.

Waiver of Covenants

The holders of a majority in principal amount of the debt securities of all affected series then outstanding under the BAC Senior Indenture may waive compliance with some of the covenants or conditions of the BAC Senior Indenture.

Modification of the Indenture and Debt Securities

We and the trustee may modify the BAC Senior Indenture and the rights of the holders of the debt securities with the consent of the holders of not less than a majority of the aggregate principal amount of all series of outstanding debt securities under the BAC Senior Indenture affected by the modification.

No modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of interest, or extend the time of payment of interest or other amounts due, on any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities that is required to consent to modification of the BAC Senior Indenture without the consent of all holders of the debt securities outstanding under the BAC Senior Indenture.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver under the BAC Senior Indenture, (1) the principal amount of any debt security issued with original issue discount is that amount of principal that would be due and payable at that time upon a declaration of acceleration of the maturity of the original issue discount note, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security, determined as specified in the applicable pricing supplement for that debt security.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the BAC Senior Indenture will be binding on all holders of debt securities of that series.

Events of Default and Rights of Acceleration; Covenant Breaches

The BAC Senior Indenture defines an event of default for a series of debt securities as any one of the following events:

•	our failure to pay principal of or any premium on any debt securities of that series when due and payable, and continuance of such default for a period of 30 days;

•	our failure to pay interest on any debt securities of that series when due and payable, and continuance of such default for a period of 30 days;

•	specified events involving our bankruptcy, insolvency, or liquidation; and

•	any other events of default specified for a series of debt securities pursuant to the BAC Senior Indenture.

Any additional or different events of default for a series of debt securities will be specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, if an event of default under the BAC Senior Indenture occurs and is continuing, either the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of all series affected may declare the principal amount, or, if the debt securities are issued with original issue discount, such amount as described in the applicable pricing supplement, of all debt securities (or the outstanding debt securities of all series affected, as the case may be) to be due and payable immediately. The holders of a majority in aggregate principal amount of the debt securities then outstanding (or of all series affected, as the case may be), in some circumstances, may annul the declaration of acceleration and waive past defaults.

With respect to a failure on our part to observe or perform any of the covenants or agreements contained in the debt securities or in the BAC Senior Indenture (other than those for which acceleration rights are available as discussed above), which failure continues for a period of 90 days after the date on which written notice of such failure is given (a “covenant breach”), the trustee and the holders of the debt securities may pursue certain remedies as described below or as set forth in the BAC Senior Indenture.

Unless otherwise specified in the applicable pricing supplement, an event of default will not occur under our debt securities, and neither the trustee nor the holders of any debt securities will have the right to accelerate the maturity of such debt securities, as a result of a covenant breach. In addition, an event of default will not occur, and neither the trustee nor the holders of such debt securities will have the right to accelerate the maturity of such debt securities, as a result of our failure to pay principal of or premium or interest on such debt securities when due and payable until such default has continued for a period of 30 days.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the BAC Senior Indenture.

Collection of Indebtedness and Suits for Enforcement by Trustee

If (i) we fail to pay the principal of or any premium on any debt securities, or (ii) we are over 30 calendar days late on an interest payment on the debt securities, the trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. If we fail to pay such required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us.

In addition, a holder of our debt securities also may file suit to enforce our obligation to make payment of principal and any premium, interest, or other amounts payable on such debt securities regardless of the actions taken by the trustee.

The holders of a majority in principal amount of each series of the affected debt securities then outstanding under the BAC Senior Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the BAC Senior Indenture. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the BAC Senior Indenture. The trustee is not obligated to exercise any of its rights or powers under the BAC Senior Indenture at the request or direction of the holders of the debt securities unless the holders offer the trustee security or indemnity reasonably satisfactory to the trustee against costs, expenses and liabilities.

Limitation on Suits

The BAC Senior Indenture provides that no individual holder of debt securities of any series may institute any action against us under the BAC Senior Indenture, except actions for payment of overdue principal or any premium, interest or other amounts due, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of a continuing event of default or covenant breach;

•

the holders of not less than 25% in principal amount of such outstanding debt securities issued under the BAC Senior Indenture must have (1) requested the trustee to institute proceedings in respect of such event of default or covenant breach and (2) offered the trustee indemnity against liabilities incurred by the trustee for taking such action, which indemnity is reasonably satisfactory to the trustee;

•	the trustee must have failed to institute proceedings within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of such outstanding debt securities issued under the BAC Senior Indenture must not have given direction to the trustee inconsistent with the request of the holders referred to above.

However, the holder of any debt securities will have an absolute right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment.

Payment of Additional Amounts

If we so specify in the applicable pricing supplement, and subject to the exceptions and limitations set forth below, we will pay to the holder of any debt security that is a “non-U.S. person” additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on a debt security means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the debt security. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding our obligation, if so specified, to pay additional amounts, we will not be required to pay additional amounts in any of the circumstances described in items (1) through (15) below, unless we specify otherwise in the applicable pricing supplement.

(1)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6)	Additional amounts will not be payable to any beneficial owner of a debt security that is:

•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of the debt security or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay additional amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by us or any paying agent.

(9)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on the applicable security if such payment can be made without such withholding by any other paying agent.

(13)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through Section 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.

(14)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the payment being treated as a dividend or dividend equivalent for U.S. tax purposes.

(15)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (14) above.

Except as specifically provided in this section, we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of additional amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

Redemption for Tax Reasons

If we so specify in the applicable pricing supplement, we may redeem the debt securities in whole, but not in part, at any time before maturity, if we have or will become obligated to pay additional amounts, as described above under “—Payment of Additional Amounts,” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the applicable pricing supplement for the issuance of those debt securities. If we exercise such right to redeem the debt securities, unless we specify otherwise in the applicable pricing supplement, we will give not less than 5 business days’ nor more than 60 calendar days’ notice to the trustee under the BAC Senior Indenture and to the holders of the debt securities.

In connection with any notice of redemption for tax reasons, we will deliver to the trustee under the BAC Senior Indenture any required certificate, request, or order.

Unless we specify otherwise in the applicable pricing supplement, any debt securities redeemed for tax reasons will be redeemed at a redemption price equal to 100% of the principal amount of such debt securities, plus accrued and unpaid interest, if any, thereon, to, but excluding, the date fixed for redemption.

Defeasance and Covenant Defeasance

If we so specify in the applicable pricing supplement, the provisions for full defeasance and covenant defeasance described below will apply to the debt securities of a series if certain conditions are satisfied.

Full Defeasance

If there is a change in the U.S. federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a series. This is called full defeasance. For us to do so, among other conditions set forth in the BAC Senior Indenture, each of the following must occur:

•

We must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal, and any other payments on those debt securities when due;

•

There must be a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the beneficial owners to be taxed for U.S. federal income tax purposes on those debt securities any differently than if we did not make the deposit and repaid those debt securities ourselves; and

•	We must deliver to the trustee under the BAC Senior Indenture a legal opinion of our counsel confirming the tax law treatment described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security.

Covenant Defeasance

Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for a series of debt securities, among other conditions set forth in the BAC Senior Indenture, we must do both of the following:

•

We must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal, and any other payments on those debt securities on their due dates; and

•

We must deliver to the trustee under the BAC Senior Indenture a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the beneficial owners to be taxed for U.S. federal income tax purposes on those debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves.

If we achieve covenant defeasance with respect to your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge of the Indenture

The BAC Senior Indenture will cease to be of further effect with respect to the debt securities of such series, if at any time:

•	We have delivered to the trustee for cancellation all debt securities of such series; or

•

All debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited with the trustee or the applicable paying agent as trust funds for the entire amount in cash due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal and any premium, interest and other amounts payable, and any mandatory sinking fund payments, on the dates on which such payments are due and payable.

The trustee, on our demand, accompanied by an officer’s certificate of ours and an opinion of counsel and at our cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the BAC Senior Indenture with respect to such debt securities.

Notices

We or the trustee on our behalf, if so requested, will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register. So long as a depositary or its nominee, or in the case of securities held through Euroclear and Clearstream, Luxembourg, a nominee of the common depositary for Euroclear and Clearstream, Luxembourg, is the record holder of a series of debt securities with respect to which a notice is given, we or the trustee, if so requested, will deliver the notice only to that depositary in accordance with the procedures of that depositary then in place.

Concerning the Trustee

We and certain of our affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. We expect to continue these business transactions. The Bank of New York Mellon Trust Company, N.A. is initially serving as the trustee for the debt securities issued under the BAC Senior Indenture. The Bank of New York Mellon Trust Company, N.A. and its affiliates also serve as trustee for a number of series of outstanding indebtedness of us and our affiliates under other indentures. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under the BAC Senior Indenture, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded. In addition, the trustee can resign for any reason by giving at least 30 calendar days’ written notice of resignation, and we would be required to appoint a successor trustee. The trustee will remain the trustee under the BAC Senior Indenture until a successor is appointed.

Governing Law

The BAC Senior Indenture is, and the debt securities will be, governed by New York law.

DESCRIPTION OF DEBT SECURITIES OF BOFA FINANCE LLC

In this “Description of Debt Securities of BofA Finance LLC” section, “we,” “us” or “our” refer only to BofA Finance and not to any of its affiliates, including Bank of America; references to “Guarantor” refer only to Bank of America and not to any of its subsidiaries or affiliates; and references to “debt securities” refer only to senior debt securities issued by BofA Finance and not to any debt securities issued by any subsidiary or affiliate, including Bank of America.

General

We may issue debt securities, and such debt securities will not be secured by any of our property or assets. As a result, by owning a debt security, you are one of our unsecured creditors. The debt securities will constitute part of our senior debt, will be issued under our BofA Finance Indenture (as defined below), and will rank equally in right of payment with all of our other unsecured and unsubordinated debt outstanding from time to time. The payment obligations of BofA Finance under the debt securities will be fully and unconditionally guaranteed by Bank of America as described below in this prospectus. Bank of America’s guarantee of the debt securities will be its unsecured senior obligation and will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America outstanding from time to time.

BofA Finance is a direct, wholly-owned finance subsidiary of Bank of America, has no operations other than those related to the issuance, administration and repayment of its securities guaranteed by Bank of America, and is dependent upon Bank of America and/or Bank of America’s other subsidiaries to meet its obligations under the debt securities in the ordinary course. However, BofA Finance will have no assets available for distributions to holders of its debt securities if they make claims in respect of such debt securities in a bankruptcy, resolution or similar proceeding. Holders of BofA Finance’s debt securities will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the debt securities. See “Risk Factors—BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues” above and “—Bank of America Guarantee” below.

This section of the prospectus provides a summary of the material terms of the BofA Finance Indenture and describes certain specific terms and provisions of debt securities that may be applicable to particular debt securities if so specified below or in the applicable pricing supplement.

The Indenture

The debt securities are governed by a document called an indenture, which is a contract between us and the applicable trustee. The debt securities will be issued under the Indenture for Senior Debt Securities dated as of August 23, 2016, as supplemented and amended by the First Supplemental Indenture dated as of December 30, 2019 (as may be further amended or supplemented from time to time, the “BofA Finance Indenture”) among us, as issuer, Bank of America, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

The trustee under the BofA Finance Indenture has two principal functions:

•

First, the trustee can enforce your rights against us or the Guarantor if we or the Guarantor default. However, there are limitations on the extent to which the trustee may act on your behalf, which we describe below under “—Collection of Indebtedness and Suits for Enforcement by Trustee.”

•	Second, the trustee performs administrative duties for us, including the delivery of interest and other payments and notices.

The BofA Finance Indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series of debt securities. The BofA Finance Indenture and the debt securities also do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you.

This section is a summary of the material terms and provisions of the BofA Finance Indenture. We have filed the BofA Finance Indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain a copy of the BofA Finance Indenture. Whenever we refer to the defined terms of the BofA Finance Indenture in this section of this prospectus or in any applicable pricing supplement without defining them, the terms have the meanings given to them in the BofA Finance Indenture. You must look to the BofA Finance Indenture for the most complete description of this summarized information.

Form and Denomination of Debt Securities

Unless otherwise specified in the applicable pricing supplement, each series of debt securities will be issued in registered, book-entry only form, without coupons. This means that we will not issue certificated notes in non-global, or definitive, form registered in the name of each individual owner. Debt securities in book-entry only form will be represented by one or more global securities and will be held through DTC and/or Euroclear and Clearstream, Luxembourg. Debt securities held through DTC will be registered in the name of DTC or its nominee, and debt securities held through Euroclear and Clearstream, Luxembourg will be registered in the name of a common depositary for such depositary or a nominee of such common depositary. Unless otherwise specified in the applicable pricing supplement, each sale of debt securities issued in book-entry only form will settle in immediately available funds through the specified depositary.

Accordingly, the applicable depositary or common depositary, or nominee as applicable, will be the registered holder of debt securities represented by global securities. Those who own beneficial interests in such debt securities will do so through participants in the depositary’s book-entry system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. The procedures applicable to book-entry only securities are described below under “Registration and Settlement.”

Generally debt securities, unless specified otherwise in the applicable pricing supplement, will be represented by a type of global security representing multiple series of debt securities, each having different terms and provisions and issued at different times. This type of global security is referred to as a “master global note.”

Our debt securities may be denominated in U.S. dollars or in another currency as may be specified in the applicable pricing supplement. Unless we specify otherwise in the applicable pricing supplement, debt securities of each series will be denominated in U.S. dollars and held through DTC, and will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000 (or the equivalent thereof in other currencies).

Different Series of Debt Securities; Terms and Provisions of Debt Securities

We may issue our debt securities from time to time in one or more series. We also may “reopen” a series of our debt securities. This means that we can increase the principal amount of a particular series of our debt securities by selling additional debt securities with the same terms. Such additional debt securities may be issued in one or more series and with the same or different CUSIP or other identifying number as the outstanding debt securities. Any such additional debt securities, together with the outstanding debt securities, will constitute a single series of debt securities under the BofA Finance Indenture, provided that such additional debt securities will be issued with the same CUSIP or the same other identifying number as the outstanding debt securities only if they are fungible with the outstanding debt securities for U.S. federal income tax purposes. We may do so without notice to the existing holders of debt securities of that series. However, any new debt securities of this kind may have a different offering price and may begin to bear interest (if any) at a different date.

This section of the prospectus describes certain terms and provisions of the debt securities that may be common to a series of debt securities issued under the BofA Finance Indenture if specified herein or in any applicable pricing supplement. We will describe specific terms and provisions of the series of debt securities being offered in the applicable pricing supplement. The applicable pricing supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable pricing supplement and this prospectus, the applicable pricing supplement will control.

The terms and provisions of your series of debt securities as described in the applicable pricing supplement may include the following:

•	the title or designation of the debt securities;

•	if the debt security is a fixed-rate note, a floating-rate note, a fixed/floating-rate note, a structured note or a zero coupon note (as described below);

•

the offering or issue price, which may be expressed as an amount or as a percentage of the aggregate principal amount of such debt securities at issuance and which may be equal to, at a discount to, or at a premium over, the principal amount of such debt securities;

•	the principal amount;

•	the issue date;

•	the maturity date;

•	the minimum denominations of the debt securities, if other than $1,000, and integral multiples of $1,000 in excess of $1,000 (or the equivalent thereof in other currencies);

•	the currency or currencies, if not U.S. dollars, in which the debt securities will be denominated and/or payable;

•

any rate of interest on interest-bearing debt securities (including interest-bearing structured notes) and the method of determining and paying any interest, including any applicable interest rate, any initial interest rate, or the method for determining any initial interest rate, any interest period demarcation dates, any payment dates, any observation periods, any applicable index maturity, and any maximum or minimum rate of interest, as applicable;

•

for interest-bearing debt securities (including interest-bearing structured notes), any interest payment dates, the regular record dates for interest payments (if other than as described herein), the dates from which interest will begin to accrue (if other than the issue date), and the applicable business day convention;

•

for structured notes, the applicable underlying market measure and the method or formula for determining or calculating the principal and/or any premium, interest or other amounts payable, as applicable, by reference thereto;

•	any spread or spread multiplier applicable to a floating-rate note, fixed/floating-rate note or a structured note;

•

any date or dates on or after which the debt securities may be redeemed or repaid in whole or in part at our option or the option of the holder, and the periods or dates, prices, terms and conditions of any such redemption or repayment; and/or

•	if applicable, any other terms or provisions of the debt securities that are permitted under the BofA Finance Indenture and are different from or in addition to those described in this prospectus.

The applicable pricing supplement also may describe certain other information relating to your series of debt securities, which may include the following:

•	the identification of or method of selecting any calculation agents or any other agents for the debt securities;

•	if the debt securities will not be represented by a master global security; and/or

•	if the debt securities will be listed on any securities exchange.

Types of Debt Securities

We may issue the types of debt securities described in this section, and we also may issue debt securities that do not bear interest (which we refer to as “zero coupon notes”).

Fixed-Rate Notes

We may issue debt securities that bear interest at one or more fixed rates of interest, as specified in the applicable pricing supplement. We refer to these debt securities as “fixed-rate notes.” We also may issue fixed-rate notes that combine principal and interest payments in installment payments over the life of the notes which we refer to as “amortizing notes.” We will make payments on fixed-rate notes as described below under the heading “—Payment of Principal, Interest and Other Amounts Payable” and in the applicable pricing supplement.

Floating-Rate Notes

We may issue debt securities that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, referred to as the “base rate.” We refer to these debt securities as “floating-rate notes.” The base rate for a series of floating-rate notes will be specified in, and will be determined in accordance with the specific formula and/or applicable terms and provisions set forth in, the applicable pricing supplement.

Fixed/Floating-Rate Notes

We may issue a debt security with elements of each of the fixed-rate and floating-rate notes described above. For example, a debt security may bear interest at a fixed rate for some interest periods and at a floating rate in other interest periods. We refer to these debt securities as “fixed/floating-rate notes.” We will describe the determination of interest or other amounts payable for any of these debt securities in the applicable pricing supplement.

Structured Notes

We may issue debt securities that provide that the principal and/or any premium, interest or other amounts payable thereon will be determined by reference to the level, price or performance of one or more underlying market measures, including equity securities, commodities, futures contracts, indices, exchange-traded funds, currency exchange rates, consumer price index, interest rates, or any other statistical or market measure of economic or financial performance, risk or value, or one or more baskets, indices or other combinations of the above, in each case as specified in the applicable pricing supplement. We refer to these debt securities as “structured notes.” If so specified in the applicable pricing supplement, structured notes also may bear interest at a fixed or floating rate. Information relating to structured notes, including terms and provisions thereof (including the applicable underlying market measure(s) and the method or formula for determining or calculating the principal and/or any premium, interest or other amounts payable thereon) will be set forth in the applicable pricing supplement.

Original Issue Discount Notes

Any of the types of notes described above may be an original issue discount note. Original issue discount notes are debt securities that are issued at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity. Original issue discount notes may be zero coupon notes or may bear interest at a rate that is below market rates at the time of issuance. Amounts payable in the event of redemption, repayment or upon an acceleration of the maturity of an original issue discount note will be determined in accordance with the terms of that debt security, as described in the applicable pricing supplement. That amount normally is less than the amount payable at the maturity date. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon repayment, redemption or acceleration of maturity. See “U.S. Federal Income Tax Considerations—General—Consequences to U.S. Holders” below for a summary of the U.S. federal income tax consequences of owning an original issue discount note.

Payment for Non-U.S. Dollar-Denominated Debt Securities

For any debt securities denominated or payable in a currency other than U.S. dollars (referred to as “non-U.S. dollar-denominated debt securities”), the initial investors will be required to pay for the debt securities in that foreign currency. The applicable selling agent may arrange for the conversion of U.S. dollars into the applicable foreign currency to facilitate payment for the non-U.S. dollar-denominated debt securities by U.S. purchasers desiring to make the initial payment in U.S. dollars. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to U.S. laws and regulations. All costs of any such conversion for the initial purchase of the non-U.S. dollar-denominated debt securities will be borne by the initial investors using those conversion arrangements. We describe some of those investment considerations relating to securities denominated or payable in a currency other than U.S. dollars above under the heading “Risk Factors.”

Payment of Principal, Interest and Other Amounts Payable

Paying Agents

We may appoint one or more financial institutions to act as our paying agents. Initially, under the BofA Finance Indenture we have appointed The Bank of New York Mellon Trust Company, N.A. to act as our paying agent with respect to the debt securities through its corporate trust office currently located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256. We may add, replace or terminate any paying agent from time to time in accordance with the BofA Finance Indenture, in each case without your consent and without notifying you of such change. In addition, we may decide to act as our own paying agent with respect to some or all of the debt securities, and the paying agent may resign, in each case without your consent and without notifying you of such event.

Payments to Holders and Record Dates for Interest

We refer to each date on which interest is payable on a debt security as an “interest payment date.” Subject to any applicable business day convention set forth in the applicable pricing supplement, interest payments on the debt securities will be made on each interest payment date applicable to, and at the maturity date, or earlier redemption date, of the applicable debt securities. Interest payable on any interest payment date other than the maturity date, or earlier redemption date, will be paid to the registered holder of the debt security at the close of business on the regular record date for that interest payment date. However, unless we specify otherwise in the applicable pricing supplement, the initial interest payment on a debt security issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the issue date to the holder of record on the regular record date preceding the second interest payment date. Unless we specify otherwise in the applicable pricing supplement, the principal and interest payable at maturity, or earlier redemption, will be paid to the holder of the debt security at the time of payment by the paying agent.

Unless we specify otherwise in the applicable pricing supplement, the “regular record date” for any interest payment for a debt security in book-entry only form will be the close of business on the date that is one business day prior to the payment date, unless such debt security is a non-U.S. dollar-denominated debt security held through DTC, in which case the regular record date for an interest payment date will be the close of business on the fifteenth calendar day prior to such interest payment date, whether or not such record date is a business day. If the debt security is in a form that is other than book-entry only, and unless we specify otherwise in the applicable pricing supplement, the regular record date for an interest payment date will be the close of business on the fifteenth calendar day prior to such interest payment date, whether or not such record date is a business day.

Unless we specify otherwise in the applicable pricing supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the applicable debt security, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Payments Due in U.S. Dollars

Unless we specify otherwise in the applicable pricing supplement, our debt securities will be denominated, and payments with respect to the debt securities will be made, in U.S. dollars. Unless we specify otherwise in the applicable pricing supplement, we will follow the practices described in this section when we pay amounts that are due in U.S. dollars.

We will make payments on debt securities in book-entry only form in accordance with arrangements then in place between the paying agent and the depositary or its nominee, as holder.

An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below under the heading “Registration and Settlement.”

Indirect owners should contact their banks or brokers for information on how they will receive payments on their debt securities.

We will pay any interest on debt securities in definitive form on each interest payment date other than the maturity date, or earlier redemption date, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. We will pay principal and any premium, interest, or other amounts payable at the maturity date, or earlier redemption date, of a debt security in definitive form by wire transfer of immediately available funds to the registered holders of the debt security at the time of payment.

Payments Due in Other Currencies

General

If any of the debt securities are denominated, or if principal and any premium, interest, or other amounts payable on any of the debt securities is payable, in a foreign currency, the specified currency, as well as any additional investment considerations, risk factors, restrictions, tax consequences, specific terms and other information relating to that series of debt securities and the specified currency will be described in the applicable pricing supplement.

Unless we specify otherwise in the applicable pricing supplement, we will follow the practices described in this section when we pay amounts that are due on non-U.S. dollar-denominated debt securities. Unless we specify otherwise in the applicable pricing supplement, and except as described below, holders of non-U.S. dollar-denominated debt securities are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a debt security in definitive form.

We will make payments on non-U.S. dollar-denominated debt securities in book-entry only form in the applicable specified currency in accordance with arrangements then in place between the paying agent and the depositary or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below under the heading “Registration and Settlement.”

Non-U.S. Dollar-Denominated Debt Securities Held Through DTC

Unless we specify otherwise in the applicable pricing supplement, holders of beneficial interests in non-U.S. dollar-denominated debt securities through a participant in The Depository Trust Company, or “DTC,” will receive payments in U.S. dollars, unless they elect to receive payments on those debt securities in the applicable foreign currency. If a holder of such beneficial interests through DTC does not make an election through its DTC participant to receive payments in the applicable foreign currency, the exchange rate agent for the relevant non-U.S. dollar-denominated debt securities to be appointed by us will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.

The holder of a beneficial interest in global non-U.S. dollar-denominated debt securities held through a DTC participant may elect to receive payments on those debt securities in the foreign currency by notifying the DTC participant through which it holds its beneficial interests on or prior to the fifteenth business day prior to the record date for the applicable debt securities of (1) that holder’s election to receive all or a portion of the payment in the applicable foreign currency and (2) wire transfer instructions to an account for the applicable foreign currency outside the United States. DTC must be notified of the election and wire transfer instructions (a) on or prior to the fifth business day after the record date for any payment of interest and (b) on or prior to the tenth business day prior to the date for any payment of principal. DTC will notify the trustee or other applicable paying agent of the election and wire transfer instructions (1) on or prior to the fifth business day after the record date for any payment of interest and (2) on or prior to the tenth business day prior to the date for any payment of principal. If complete instructions are forwarded to and received by DTC through a DTC participant and forwarded by DTC to the trustee or other applicable paying agent and received on or prior to the dates described above, the holder will receive payment in the applicable foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the trustee or other applicable paying agent to DTC.

For holders of non-U.S. dollar-denominated debt securities held through a DTC participant not electing payment in the applicable foreign currency, the U.S. dollar amount of any payment will be the amount of the applicable foreign currency otherwise payable, converted into U.S. dollars at the applicable exchange rate prevailing as of 11:00 a.m., New York, New York time, on the second business day prior to the relevant payment date, less any costs incurred by the exchange rate agent for that conversion unless we specify otherwise in the applicable pricing supplement. The costs of those conversions will be shared pro rata among the holders of beneficial interests in the applicable global debt securities receiving U.S. dollar payments in the proportion of their respective holdings. The exchange rate agent, to be appointed by us at the time of issuance for such non-U.S. dollar-denominated debt securities held through a DTC participant, will make those conversions in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

If an exchange rate quotation is unavailable from the entity or source ordinarily used by the exchange rate agent in the normal course of business, the exchange rate agent will obtain a quotation from a leading foreign exchange bank in New York, New York, which may be an affiliate of the exchange rate agent or another entity selected by the exchange rate agent for that purpose after consultation with us. If no quotation from a leading foreign exchange bank is available, payment will be made in the applicable foreign currency to the account or accounts specified by DTC to the trustee or other applicable paying agent, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control.

Unavailability of Currencies and Replacement Currencies

If, at or about the time of payment of any principal, premium or interest on a non-U.S. dollar-denominated debt security, the relevant specified currency is not legal tender for the payment of public and private debts in the country issuing the currency as of the issue date of such debt security or is otherwise unavailable, and the relevant specified currency has been replaced by another currency that has become legal tender for the payment of public and private debts in such country (a “replacement currency”), any amount payable pursuant to such debt security may be paid, at our option, in the replacement currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the replacement currency, from the specified currency to the replacement currency or to U.S. dollars, if applicable, and, if necessary, the conversion of the replacement currency into U.S. dollars at the rate prevailing on the date of such conversion. In this circumstance, we will appoint a financial institution to act as exchange rate agent for purposes of making the required conversions in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

Notwithstanding the foregoing, the relevant specified currency may not be available to us for making payments of principal of or any premium, interest or other amounts payable on any non-U.S. dollar-denominated debt securities. This could occur due to the imposition of exchange controls or other circumstances beyond our control, or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable and has not been replaced, and unless otherwise specified in the applicable pricing supplement, we may satisfy our obligations to holders of the relevant non-U.S. dollar-denominated debt securities by making those payments due in the relevant specified currency on the date of payment in U.S. dollars. The amount of such payments made in U.S. dollars will be determined by an exchange rate agent to be appointed by us on the basis of the noon dollar buying rate in New York, New York for cable transfers of the specified currency or currencies in which a payment on any such non-U.S. dollar-denominated debt securities was to be made, published by the Federal Reserve Bank of New York, which is referred to as the “market exchange rate,” or such other rate as may be set forth in the applicable pricing supplement. If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in New York, New York received by the exchange rate agent at approximately 11:00 a.m., New York, New York time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

•	of the specified currency for U.S. dollars for settlement on the payment date;

•	in the aggregate amount of the specified currency payable to those holders or beneficial owners of non-U.S. dollar-denominated debt securities; and

•	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion in accordance with prevailing market practice and the terms of the applicable debt security and with any applicable arrangements between us and the exchange rate agent.

The above provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency of the relevant non-U.S. dollar-denominated debt security, we may, at our option, or will, if required by applicable law, without the consent of the holders of the affected debt securities, pay the principal of and any premium, interest or other amounts payable on any non-U.S. dollar-denominated debt securities in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made in U.S. dollars, an applicable replacement currency, or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default under the BofA Finance Indenture or the applicable debt securities.

The exchange rate agent to be appointed by us may be one of our affiliates, and, from time to time after the initial appointment of an exchange rate agent, we may appoint one or more different exchange rate agents for the relevant non-U.S. dollar-denominated debt security without your consent and without notifying you of the change. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars or a replacement currency in its sole discretion unless we state in the applicable pricing supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

For purposes of the above discussion about currency conversions and payments on non-U.S. dollar-denominated debt securities, unless otherwise specified in the applicable pricing supplement,

the term “business day” means any weekday that is not a legal holiday in New York, New York or Charlotte, North Carolina and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Non-U.S. Dollar-Denominated Securities in Definitive Form

We will pay any interest on non-U.S. dollar-denominated debt securities in definitive form on each interest payment date other than the maturity date, or earlier redemption date, by, in our discretion, wire transfer of immediately available funds or check mailed to holders of the debt securities on the applicable record date at the address appearing on our or the security registrar’s records. Unless we specify otherwise in the applicable pricing supplement, we will pay principal and any premium, interest, or other amounts payable at the maturity date, or earlier redemption date, of a non-U.S. dollar-denominated debt security in definitive form by wire transfer of immediately available funds to the registered holders of the debt security at the time of payment.

No Sinking Fund

Unless we specify otherwise in the applicable pricing supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The applicable pricing supplement will indicate whether we may redeem the debt securities prior to their maturity date. If we may redeem the debt securities prior to their maturity date, the applicable pricing supplement will indicate the redemption price, the method for redemption, and the date or dates upon which we may redeem the debt securities. Debt securities to be redeemed in part may only be redeemed in increments of their minimum denomination.

Notice of Redemption

Unless we specify otherwise in the applicable pricing supplement, we may exercise our right to redeem debt securities by giving notice to the holders under the BofA Finance Indenture at least 5 business days but not more than 60 calendar days before the specified redemption date. The notice will specify:

•	the date fixed for redemption;

•	the redemption price (or, if not then ascertainable, the manner of calculation thereof);

•	the CUSIP number and any other identifying number of the debt securities to be redeemed;

•	the amount to be redeemed, if less than all of the outstanding debt securities of a series are to be redeemed;

•	the place of payment for the debt securities to be redeemed;

•	that interest (if any) accrued on the debt securities to be redeemed will be paid as specified in the notice; and

•	that interest (if any) will cease to accrue on the debt securities to be redeemed.

If notice of redemption has been given in accordance with the BofA Finance Indenture, the debt securities being redeemed shall become due and payable on the date fixed for redemption.

So long as a depositary is the record holder of the applicable debt securities to be redeemed, we, or the trustee on our behalf if we so request, will deliver any notice of our election to exercise our redemption right only to that depositary.

Repayment

The applicable pricing supplement will indicate if the debt securities can be repaid at the holder’s option prior to the applicable maturity date. If the debt securities of a series may be repaid prior to the maturity date, the applicable pricing supplement will indicate the applicable repayment price or prices, the procedures for repayment and the date or dates on or after which the holder can request repayment.

Repurchase

We may purchase at any time and from time to time, including through a subsidiary or affiliate of ours, outstanding debt securities by tender, in the open market, or by private agreement. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Bank of America Guarantee

Pursuant to the BofA Finance Indenture, Bank of America will fully and unconditionally guarantee, on a senior unsecured basis, the due and punctual payment of the principal of (and premium, if any, on) and any interest and all other amounts payable on the debt securities issued by BofA Finance, when the same becomes due and payable, whether at maturity or upon redemption, repayment or acceleration, in accordance with the terms of the debt securities and the BofA Finance Indenture. If for any reason BofA Finance does not make any required payment on the debt securities when due, Bank of America will make such payment, on demand, at the same place and in the same manner that applies to payments made by BofA Finance under the BofA Finance Indenture. The guarantee is of payment and not of collection.

BofA Finance is a finance subsidiary and has no operations other than those related to the issuance, administration and repayment of its securities guaranteed by Bank of America. In addition, BofA Finance will have no assets available for distributions to holders of its securities if they make claims in respect of such debt securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under Bank of America’s guarantee of such securities, and any obligations under that guarantee will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America. Holders of BofA Finance’s securities will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the securities. See “Risk Factors—BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues.”

Bank of America’s obligations under its guarantee of the debt securities are unconditional and absolute.

If BofA Finance were to merge into Bank of America, under the terms of the BofA Finance Indenture, the guarantee of Bank of America would terminate.

Exchange, Registration and Transfer

Unless we specify otherwise in the applicable pricing supplement, we will issue each debt security in global, or book-entry only, form. Debt securities in global form may be exchanged for debt securities in definitive form only in the limited circumstances described in the relevant debt securities or in the BofA Finance Indenture. Debt securities represented by a master global note may be exchanged by us at any time upon our request to the trustee for such debt securities represented by global notes that are not master global notes, as described in the relevant debt securities.

Subject to the terms of the BofA Finance Indenture, debt securities of any series in definitive form may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.

Debt securities in definitive form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the registration of transfer only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer. Unless we specify otherwise in the applicable pricing supplement, initially, The Bank of New York Mellon Trust Company, N.A. will be the authenticating agent, security registrar and transfer agent for the debt securities issued under the BofA Finance Indenture. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, in each case without your consent and without notifying you of such event. We will be required to maintain a security registrar and transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.

We will not be required to (1) issue, exchange or register the transfer of any debt security of any series to be redeemed for a period of 15 days before the date on which we deliver the notice of redemption, or (2) exchange or register the transfer of any debt security (i) that was selected, called or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part or (ii) as to which the holder has exercised any right to require us to repay such debt security, except the portion to remain outstanding of any debt security being repaid in part.

For a discussion of restrictions on the exchange, registration and transfer of book-entry only securities, see “Registration and Settlement” below.

Sale or Issuance of Capital Stock of Principal Subsidiary Bank

The BofA Finance Indenture provides that, subject to the provisions of the BofA Finance Indenture described below relating to the merger or sale of assets of the Guarantor, the Guarantor will not sell, assign, transfer or otherwise dispose of, or permit the issuance of, or permit a subsidiary to sell, assign, transfer or dispose of, any shares of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales or other dispositions of directors’ qualifying shares;

•

sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, the Guarantor would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•

any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale the Guarantor owned, directly or indirectly, securities of the same class and immediately after the sale, the Guarantor owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as it owned before the sale of additional securities; and

•

any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to the Guarantor or its wholly-owned subsidiary.

A “Principal Subsidiary Bank” is defined in the BofA Finance Indenture as any bank that is a subsidiary of the Guarantor with total assets equal to more than 10% of the Guarantor’s and its subsidiaries’ total consolidated assets. As of the date of this prospectus, Bank of America, N.A. is the Guarantor’s only Principal Subsidiary Bank within the meaning of the BofA Finance Indenture.

Limitation on Mergers and Sales of Assets

Under the terms of the BofA Finance Indenture, we are, and the Guarantor is, permitted to merge or consolidate with another entity, subject to certain requirements. We are, and the Guarantor is, also permitted to sell, convey or transfer all or substantially all of our or its assets, subject to certain requirements. These transactions are permitted if:

•	with respect to us:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of our obligations under the BofA Finance Indenture and the debt securities issued under the BofA Finance Indenture; and

•	immediately after the transaction, we (or any successor entity) are not in default in the performance of any covenant or condition under the BofA Finance Indenture.

•	with respect to the Guarantor:

•

the resulting or acquiring entity, if other than Bank of America, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes the guarantee obligations under the BofA Finance Indenture; and

•	immediately after the transaction, Bank of America (or any successor guarantor) is not in default in the performance of any covenant or condition under the BofA Finance Indenture.

With respect to debt securities issued on or after December 30, 2019, the foregoing requirements do not apply in the case of a sale, conveyance or transfer of all or substantially all of our or the Guarantor’s assets to one or more entities that are direct or indirect subsidiaries of Bank of America in which Bank of America and/or one or more of Bank of America’s subsidiaries owns more than 50% of the combined voting power.

Upon any consolidation, merger, sale, conveyance or transfer of this kind (other than, where permitted as described above, a sale, conveyance or transfer of all or substantially all of our or the Guarantor’s assets to Bank of America’s direct or indirect subsidiary or subsidiaries in which Bank of America owns more than 50% of the combined voting power as described in the preceding paragraph), the resulting or acquiring entity will be substituted for us or the Guarantor, as the case may be, in the BofA Finance Indenture with the same effect as if it had been an original party to the BofA Finance Indenture. As a result, the successor entity may exercise our or Bank of America’s rights and powers under the BofA Finance Indenture, as the case may be. If BofA Finance were to merge into Bank of America, under the terms of the BofA Finance Indenture, the guarantee would terminate.

Waiver of Covenants

The holders of a majority in principal amount of the debt securities of all affected series then outstanding under the BofA Finance Indenture may waive compliance with some of the covenants or conditions of the BofA Finance Indenture.

Modification of the Indenture and Debt Securities

We, the Guarantor, and the trustee may modify the BofA Finance Indenture and the rights of the holders of the debt securities with the consent of the holders of not less than a majority of the aggregate principal amount of all series of outstanding debt securities under the BofA Finance Indenture affected by the modification.

No modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of interest, or extend the time of payment of interest or other amounts due, on any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities that is required to consent to modification of the BofA Finance Indenture without the consent of all holders of the debt securities outstanding under the BofA Finance Indenture.

In addition, we, the Guarantor, and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver under the BofA Finance Indenture, (1) the principal amount of any debt security issued with original issue discount is that amount of principal that would be due and payable at that time upon a declaration of acceleration of the maturity of the original issue discount note, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security, determined as specified in the applicable pricing supplement for that debt security.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the BofA Finance Indenture will be binding on all holders of debt securities of that series.

Events of Default and Rights of Acceleration

The BofA Finance Indenture defines an event of default for a series of debt securities as any one of the following events:

•	our failure to pay principal of or any premium on any debt securities of that series when due and payable;

•

our failure to pay interest or other amounts due (other than principal, premium, if any, or other amounts payable at maturity or upon redemption) on any debt securities of that series when due and payable, and continuance of such default for a period of 30 calendar days;

•

our breach of any of our other covenants contained in such debt securities or in the BofA Finance Indenture, that is not cured within 90 calendar days after written notice to us by the trustee of the BofA Finance Indenture, or to us and the trustee of the BofA Finance Indenture by the holders of at least 25% in aggregate principal amount of all debt securities then outstanding under the BofA Finance Indenture and affected by the breach;

•	specified events involving our bankruptcy, insolvency, or liquidation; or

•	any other events of default specified for a series of debt securities pursuant to the BofA Finance Indenture.

Any additional or different events of default for a series of debt securities will be specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, if an event of default under the BofA Finance Indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities outstanding under the BofA Finance Indenture and affected by such event of default (or, in the case of an event of default under the BofA Finance Indenture relating to specified events involving our bankruptcy, insolvency, or liquidation, the holders of 25% in principal amount of all outstanding debt securities) may declare the principal amount, or, if the debt securities are issued with original issue discount, a specified portion of the principal amount, of all affected debt securities (or all debt securities, as the case may be) to be due and payable immediately. The holders of a majority in aggregate principal amount of the affected debt securities then outstanding, in some circumstances, may annul the declaration of acceleration and waive past defaults.

We and the Guarantor are required periodically to file with the trustee a certificate stating that we or the Guarantor, as the case may be, are not in default under any of the terms of the BofA Finance Indenture.

Collection of Indebtedness and Suits for Enforcement by Trustee

If (i) we fail to pay the principal of or any premium on any debt securities, or (ii) we are over 30 calendar days late on an interest payment or other amounts due (other than principal, any premium, or other amounts payable at maturity or upon redemption) on the debt securities, the trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. If we fail to pay such required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us.

In addition, a holder of our debt securities also may file suit to enforce our obligation to make payment of principal and any premium, interest, or other amounts payable on such debt securities regardless of the actions taken by the trustee.

The holders of a majority in principal amount of each series of the affected debt securities then outstanding under the BofA Finance Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the BofA Finance Indenture. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the BofA Finance Indenture. The trustee is not obligated to exercise any of its rights or powers under the BofA Finance Indenture at the request or direction of the holders of the debt securities unless the holders offer the trustee security or indemnity reasonably satisfactory to the trustee against costs, expenses and liabilities.

Limitation on Suits

The BofA Finance Indenture provides that no individual holder of debt securities of any series may institute any action against us under the BofA Finance Indenture, except actions for payment of overdue principal or any premium, interest or other amounts due, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of a continuing event of default or covenant breach;

•

the holders of not less than 25% in principal amount of such outstanding debt securities issued under the BofA Finance Indenture must have (1) requested the trustee to institute proceedings in respect of such event of default or covenant breach and (2) offered the trustee indemnity against liabilities incurred by the trustee for taking such action, which indemnity is reasonably satisfactory to the trustee;

•	the trustee must have failed to institute proceedings within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of such outstanding debt securities issued under the BofA Finance Indenture must not have given direction to the trustee inconsistent with the request of the holders referred to above.

However, the holder of any debt securities will have an absolute right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment.

Payment of Additional Amounts

If we so specify in the applicable pricing supplement, and subject to the exceptions and limitations set forth below, we will pay to the holder of any debt security that is a “non-U.S. person” additional amounts to ensure that every net payment on that debt security will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on a debt security means a payment by us or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These additional amounts will constitute additional interest on the debt security. For this purpose, U.S. withholding tax means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding our obligation, if so specified, to pay additional amounts, we will not be required to pay additional amounts in any of the circumstances described in items (1) through (15) below, unless we specify otherwise in the applicable pricing supplement.

(1)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of the debt security being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6)	Additional amounts will not be payable to any beneficial owner of a debt security that is:

•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of the debt security, or any portion of the debt security.

However, this exception to the obligation to pay additional amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of the debt security or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay additional amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by us or any paying agent.

(9)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on the applicable security if such payment can be made without such withholding by any other paying agent.

(13)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through Section 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.

(14)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the payment being treated as a dividend or dividend equivalent for U.S. tax purposes.

(15)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (14) above.

Except as specifically provided in this section, we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of additional amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

Redemption for Tax Reasons

If we so specify in the applicable pricing supplement, we may redeem the debt securities in whole, but not in part, at any time before maturity, if we have or will become obligated to pay additional amounts, as described above under “—Payment of Additional Amounts,” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the applicable pricing supplement for the issuance of those debt securities. If we exercise such right to redeem the debt securities, unless we specify otherwise in the applicable pricing supplement, we will give not less than 5 business days’ nor more than 60 calendar days’ notice to the trustee under the BofA Finance Indenture and to the holders of the debt securities.

In connection with any notice of redemption for tax reasons, we will deliver to the trustee under the BofA Finance Indenture any required certificate, request, or order.

Unless we specify otherwise in the applicable pricing supplement, any debt securities redeemed for tax reasons will be redeemed at a redemption price equal to 100% of the principal amount of such debt securities, plus accrued and unpaid interest, if any, thereon, to, but excluding, the date fixed for redemption.

Defeasance and Covenant Defeasance

If we so specify in the applicable pricing supplement, the provisions for full defeasance and covenant defeasance described below will apply to the debt securities of a series if certain conditions are satisfied.

Full Defeasance

If there is a change in the U.S. federal income tax law, as described below, Bank of America and BofA Finance can legally release themselves from all payment and other obligations on the debt securities of a series. This is called full defeasance. For us to do so, among other conditions set forth in the BofA Finance Indenture, each of the following must occur:

•

We or Bank of America must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal, and any other payments on those debt securities when due;

•

There must be a change in current U.S. federal income tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the beneficial owners to be taxed for U.S. federal income tax purposes on those debt securities any differently than if we did not make the deposit and repaid those debt securities ourselves; and

•	We or Bank of America must deliver to the trustee under the BofA Finance Indenture a legal opinion of our counsel confirming the tax law treatment described above.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security.

Covenant Defeasance

Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from restrictive covenants relating to your debt security. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for a series of debt securities, among other conditions set forth in the BofA Finance Indenture, we must do both of the following:

•

We or Bank of America must deposit in trust with the trustee for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants, will generate enough cash to make interest, principal, and any other payments on those debt securities on their due dates; and

•

We must deliver to the trustee under the BofA Finance Indenture a legal opinion of our counsel confirming that under current U.S. federal income tax law, we may make the above deposit without causing the beneficial owners to be taxed for U.S. federal income tax purposes on those debt securities any differently than if we did not make the deposit and repaid the debt securities ourselves.

If we achieve covenant defeasance with respect to your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge of the Indenture

The BofA Finance Indenture will cease to be of further effect with respect to the debt securities of such series, if at any time:

•	We have delivered to the trustee for cancellation all debt securities of such series; or

•

All debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we or the Guarantor has irrevocably deposited with the trustee or the applicable paying agent as trust funds for the entire amount in cash due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal and any premium, interest and other amounts payable, and any mandatory sinking fund payments, on the dates on which such payments are due and payable.

The trustee, on our or the Guarantor’s demand, accompanied by an officer’s certificate of ours or the Guarantor’s and an opinion of counsel and at our or the Guarantor’s cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the BofA Finance Indenture with respect to such debt securities.

Notices

We or the trustee on our behalf, if so requested, will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register. So long as a depositary or its nominee, or in the case of securities held through Euroclear and Clearstream, Luxembourg, a nominee of the common depositary for Euroclear and Clearstream, Luxembourg, is the record holder of a series of debt securities with respect to which a notice is given, we or the trustee, if so requested, will deliver the notice only to that depositary in accordance with the procedures of that depositary then in place.

Concerning the Trustee

Bank of America and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. We expect to continue these business transactions. The Bank of New York Mellon Trust Company, N.A. is initially serving as the trustee for the debt securities issued under the BofA Finance Indenture. The Bank of New York Mellon Trust Company, N.A. and its affiliates also serve as trustee for a number of series of outstanding indebtedness of Bank of America and its affiliates under other indentures. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under the BofA Finance Indenture, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded. In addition, the trustee can resign for any reason by giving at least 30 calendar days’ written notice of resignation, and we would be required to appoint a successor trustee. The trustee will remain the trustee under the BofA Finance Indenture until a successor is appointed.

Governing Law

The BofA Finance Indenture is, and the debt securities and the related guarantee will be, governed by New York law.

DESCRIPTION OF WARRANTS OF BOFA FINANCE LLC

In this “Description of Warrants of BofA Finance LLC” section, “we,” “us” or “our” refer only to BofA Finance and not to any of its affiliates, including Bank of America; references to “Guarantor” refer only to Bank of America and not to any of its subsidiaries or affiliates; and references to “warrants” refer only to the securities of BofA Finance designated as such.

General

We may offer for sale from time to time in one or more series, using this prospectus, securities designated as “warrants.” Such warrants will not be secured by any of our property or assets. As a result, by owning a warrant, you will hold our unsecured obligations. The warrants will be our unsecured contractual obligations, will be issued under our Warrant Agreement described below, and will rank equally in right of payment with all our other unsecured contractual obligations and with our unsecured and unsubordinated debt outstanding from time to time. Our payment obligations under the warrants will be fully and unconditionally guaranteed by Bank of America as described below. Bank of America’s guarantee of the warrants will be its unsecured senior obligation and will rank equally in right of payment with all of its other unsecured and unsubordinated obligations outstanding from time to time.

BofA Finance is a direct, wholly-owned finance subsidiary of Bank of America, has no operations other than those related to the issuance, administration and repayment of its warrants and other securities guaranteed by Bank of America, and is dependent upon Bank of America and/or Bank of America’s other subsidiaries to meet its obligations under the warrants in the ordinary course. However, BofA Finance will have no assets available for distributions to holders of the warrants if they make claims in respect of such warrants in a bankruptcy, resolution or similar proceeding. Holders of the warrants will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the warrants. See “Risk Factors—BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues” above and “—Bank of America Guarantee” below.

This section of the prospectus provides a summary of certain terms and provisions that may be applicable to warrants of a series if so specified in the applicable pricing supplement for such warrants.

Warrant Agreement

The warrants will be issued under and governed by a Warrant Agreement that we will enter into among BofA Finance, as issuer, Bank of America, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as warrant agent (as amended or supplemented from time to time, the “Warrant Agreement”).

The warrant agent under the Warrant Agreement will not act on behalf of holders of warrants in relation to the warrants. Each holder will be responsible for acting independently with respect to certain matters affecting such holder’s warrants. The warrant agent will perform certain administrative duties for us, including the delivery of payments and notices.

The Warrant Agreement does not limit the aggregate number of warrants that we may issue or the number of series or the aggregate number of any particular series of warrants. The Warrant Agreement and the warrants also do not limit our ability to incur indebtedness or to issue other securities. This means that we may issue additional warrants and other securities at any time without your consent and without notifying you.

This section is a summary of the material terms and provisions of the Warrant Agreement. We have filed the form of the Warrant Agreement with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain a copy of the Warrant Agreement. Whenever we refer to the defined terms of the Warrant Agreement in this section of this prospectus or in any applicable pricing supplement without defining them, the terms have the meanings given to them in the Warrant Agreement. You must look to the Warrant Agreement for the most complete description of this summarized information.

Warrants

Each warrant will entitle the holder thereof to receive from us, upon exercise, an amount in cash, if any, determined by reference to the level, price or performance of one or more of the following underlying market measures:

•	debt or equity securities of one or more issuers other than BofA Finance or its affiliates;

•	one or more currencies (in which case the warrants will be listed on a national securities exchange);

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstances;

•	one or more indices; and/or

•	one or more baskets of items described above.

The underlying market measures with respect to warrants of a series and the method or formula for determining or calculating the amounts payable on such warrants will be described in the applicable pricing supplement.

Warrants will be settled by cash payments, if any, determined by reference to the underlying market measure, as described in the applicable pricing supplement. If, on the applicable expiration date specified in the applicable pricing supplement for a series of warrants, the holders of such warrants would be entitled to receive a cash payment under the terms and provisions of such warrants, such warrants will be deemed to be automatically exercised. Otherwise, such warrants will expire worthless. The warrants may not be exercised by the holders thereof prior to the applicable expiration date. The warrants will not pay any interest or entitle the holders thereof to receive any payments other than the payment, if any, they are entitled to receive following expiration of the warrants.

Different Series of Warrants; Terms and Provisions of Warrants of a Series

BofA Finance may issue the warrants from time to time in one or more series.

This section of the prospectus describes certain terms and provisions of the warrants that may be common to a series of warrants issued under the Warrant Agreement if specified herein or in any applicable pricing supplement. We will describe specific terms and provisions of the series of warrants being offered in the applicable pricing supplement. The applicable pricing supplement also may describe any differences from the material terms described in this prospectus. If there are any differences between the applicable pricing supplement and this prospectus, the applicable pricing supplement will control.

The terms and provisions of your series of warrants as described in the applicable pricing supplement may include the following:

•	the specific title or designation of the warrants;

•	the aggregate number of warrants, and the offering or issue price (or “warrant premium”) of the warrants;

•	the issue date of the warrants;

•	the expiration date of the warrants;

•	if the warrants will not be automatically exercised on the expiration date, and the terms and provisions relating to exercise in such case;

•	the valuation date of the warrants if other than the expiration date, and the cash settlement date or other applicable payment date for the warrants;

•	the specific underlying market measure, and the method or formula for determining or calculating the amounts payable on the warrants, if any, by reference thereto;

•	the currency or currencies, if not U.S. dollars, in which the warrants will be denominated and/or payable; and/or

•	any other terms of the warrants that are permitted under the Warrant Agreement.

The applicable pricing supplement also may describe certain other information relating to the warrants of a series, which may include the following:

•	if the warrants will not be represented by a master global security;

•	any applicable U.S. Federal Income Tax and or other tax consequences;

•	the identification of or method of selecting any calculation agents or any other agents for the warrants not identified in this prospectus; and/or

•	whether the warrants will be listed on any securities exchange.

Form and Denomination of Warrants

Unless otherwise specified in the applicable pricing supplement, the warrants will be issued in fully registered, book-entry only form and will be represented by a global security registered in the name of DTC or its nominee. Accordingly, DTC or its nominee will be the registered holder of all the warrants represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe the procedures applicable to book-entry only securities below under the heading “Registration and Settlement.”

Unless specified otherwise in the applicable pricing supplement, warrants will be represented by a type of global security that represents multiple warrants that have different terms and are issued at different times. We call this type of global security a “master global warrant.” We have filed the form of the master global warrant that will represent our warrants (unless specified otherwise in the applicable pricing supplement) with the SEC as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below for information on how to obtain a copy of the form of master global warrant.

Unless otherwise specified in the applicable pricing supplement, warrants will be denominated and payable in U.S. dollars and the warrants will be issued in denominations of whole warrants only, with purchase prices as indicated in the applicable pricing supplement.

Payments on the Warrants

We may appoint one or more financial institutions to act as our paying agents under the Warrant Agreement. Initially, under the Warrant Agreement we have appointed The Bank of New York Mellon Trust Company, N.A. to act as our paying agent with respect to the warrants through its corporate trust office currently located at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256. We may add, replace or terminate any paying agent from time to time in accordance with the Warrant Agreement, in each case without your consent and without notifying you of such change. In addition, we may decide to act as our own paying agent with respect to some or all of the warrants, and the paying agent may resign, in each case without your consent and without notifying you of such event.

Unless we specify otherwise in the applicable pricing supplement, payments, if any, on the warrants will be made on the cash settlement date, or other applicable payment date specified in the applicable pricing supplement, for the applicable warrants and will be paid to the holder of the warrant at the time of payment by the paying agent. Unless we specify otherwise in the applicable pricing supplement, if the date for payment of any amount due under the terms of an applicable warrant falls on a day that is not a business day, such payment will be made on the next succeeding business day, and no interest or additional payment will become due as a result of such delay. Unless we specify otherwise in the applicable pricing supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the applicable warrant, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed.

Unless we specify otherwise in the applicable pricing supplement, our warrants will be denominated, and payments with respect to the warrants will be made, in U.S. dollars. We will make payments on warrants in book-entry only form in accordance with arrangements then in place between the paying agent and the depositary or its nominee, as holder. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below under the heading “Registration and Settlement.” Indirect owners should contact their banks or brokers for information on how they will receive payments on their warrants.

We will pay any amounts payable at the cash settlement date, or other applicable payment date specified in the applicable pricing supplement, for a warrant in definitive form by wire transfer of immediately available funds to the registered holders of the warrant at the time of payment.

If any of the warrants are denominated, or if any amount payable on any of the warrants is payable, in a foreign currency, the specified currency, as well as any provisions and procedures relating to payments, additional investment considerations, risk factors, restrictions, tax consequences, specific terms and other information relating to that series of warrants and the specified currency will be described in the applicable pricing supplement.

Bank of America Guarantee

Pursuant to the Warrant Agreement, Bank of America fully and unconditionally guarantees, on an unsecured basis, the due and punctual payment of all amounts payable on the warrants issued by BofA Finance, when the same become due and payable in accordance with the terms of the warrants and the Warrant Agreement. If for any reason BofA Finance does not make any required payment on the warrants when due, Bank of America will make such payment, on demand, at the same place and in the same manner that applies to payments made by BofA Finance under the Warrant Agreement. The guarantee is of payment and not of collection.

BofA Finance is a wholly-owned, direct finance subsidiary of Bank of America and has no operations other than those related to the issuance, administration and repayment of its warrants and other securities guaranteed by Bank of America. In addition, BofA Finance will have no assets available for distributions to holders of its warrants if they make claims in respect of such warrants in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under Bank of America’s guarantee of such warrants, and any obligations under that guarantee will rank equally in right of payment with all other unsecured and unsubordinated obligations of Bank of America. Holders of BofA Finance’s warrants will have recourse only to a single claim against Bank of America and its assets under Bank of America’s guarantee of the warrants. See “Risk Factors—BofA Finance is a finance subsidiary and, as such, has no independent assets, operations or revenues.”

Bank of America’s obligations under its guarantee of the warrants are unconditional and absolute.

If BofA Finance were to merge into Bank of America, under the terms of the Warrant Agreement, the guarantee would terminate.

Exchange, Registration and Transfer

Unless we specify otherwise in the applicable pricing supplement, we will issue each warrant in global, or book-entry only, form. Warrants in global form may be exchanged for warrants in definitive form only in the limited circumstances described in the relevant warrants or in the Warrant Agreement. Warrants represented by a master global warrant may be exchanged by us at any time upon our request to the warrant agent for one or more other warrants in global form, as described in the relevant warrants.

Subject to the terms of the Warrant Agreement, warrants of any series in definitive form may be exchanged at the option of the holder for other warrants of the same series and of an equal aggregate number of warrants and type in any authorized denominations.

Warrants in definitive form may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The security registrar or the transfer agent will make the registration of transfer only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of warrants, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer. Unless we specify otherwise in the applicable pricing supplement, initially, The Bank of New York Mellon Trust Company, N.A. will be the security registrar and transfer agent for the warrants issued under the Warrant Agreement. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, in each case without your consent and without notifying you of such event. We will be required to maintain a security registrar and transfer agent in each place of payment for each series of warrants. At any time, we may designate additional transfer agents for any series of warrants.

For a discussion of restrictions on the exchange, registration and transfer of book-entry only securities, see “Registration and Settlement” below.

Limitation on Mergers and Sales of Assets

Under the terms of the Warrant Agreement, we are, and the Guarantor is, permitted to merge or consolidate with another entity, subject to certain requirements. We are, and the Guarantor is, also permitted to sell, convey or transfer all or substantially all of our or its assets, subject to certain requirements. These transactions are permitted if:

•	with respect to us:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of our obligations under the Warrant Agreement and the warrants issued under the Warrant Agreement; and

•	immediately after the transaction, we (or any successor entity) are not in default in the performance of any covenant or condition under the Warrant Agreement.

•	with respect to the Guarantor:

•

the resulting or acquiring entity, if other than Bank of America, is organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes the guarantee obligations under the Warrant Agreement; and

•	immediately after the transaction, Bank of America (or any successor guarantor) is not in default in the performance of any covenant or condition under the Warrant Agreement.

The foregoing requirements do not apply in the case of a sale, conveyance or transfer of all or substantially all of our or the Guarantor’s assets to one or more entities that are direct or indirect subsidiaries of Bank of America in which Bank of America and/or one or more of Bank of America’s subsidiaries owns more than 50% of the combined voting power.

Upon any consolidation, merger, sale, conveyance or transfer of this kind (other than, where permitted as described above, a sale, conveyance or transfer of all or substantially all of our or the Guarantor’s assets to Bank of America’s direct or indirect subsidiary or subsidiaries in which Bank of America owns more than 50% of the combined voting power as described in the preceding paragraph), the resulting or acquiring entity will be substituted for us or the Guarantor, as the case may be, in the Warrant Agreement with the same effect as if it had been an original party to the Warrant Agreement. As a result, the successor entity may exercise our or Bank of America’s rights and powers under the Warrant Agreement, as the case may be. If BofA Finance were to merge into Bank of America, under the terms of the Warrant Agreement, the guarantee would terminate.

Modification of the Warrants and the Warrant Agreement

We, the Guarantor, and the warrant agent may modify the Warrant Agreement and the rights of the holders of the warrants with the consent of the holders of not less than a majority in number of the then outstanding warrants under the Warrant Agreement affected by the modification.

No modification may, without the consent of each holder affected by the modification, change the exercise price of the warrants, reduce the amount receivable upon exercise, cancellation or expiration of the warrants (other than in accordance with applicable antidilution provisions or other similar provisions included in an applicable series of warrants), shorten or lengthen the period of time during which the warrants may be exercised, remove the guarantee of the warrants (except as provided in the Warrant Agreement upon the merger of BofA Finance with and into Bank of America) or otherwise materially and adversely affect the rights of the holders of the warrants. In addition, no modification may reduce the percentage of the number of outstanding warrants that is required to consent to modification of the Warrant Agreement or the rights of the holders of the warrants without the consent of all holders of the warrants outstanding under the Warrant Agreement.

In addition, we, the Guarantor, and the warrant agent may execute amendments to the Warrant Agreement in some circumstances without the consent of any holders of outstanding warrants.

Remedies for Nonpayment or Breach of Covenant

Unless we specify otherwise in the applicable pricing supplement, the warrants will not provide for any events of default. Acceleration of the warrants will not be permitted for any reason, including upon the occurrence of any event of bankruptcy or insolvency or resolution proceedings relating to BofA Finance and/or Bank of America. In case of default on any payment under the warrants, no interest will accrue on such overdue payment either before or after the cash settlement date or other applicable payment date for such warrants.

The warrants will not be issued under an indenture, and no trustee or other fiduciary will act on behalf of holders in relation to the warrants. You will be responsible for acting independently with respect to certain matters affecting your warrants.

You will be entitled at any time to pursue legal action to have your warrants automatically exercised (or, if applicable, to exercise your warrants) and receive payment of any amount that has become due, in each case, in accordance with the terms and provisions of such warrants. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the applicable underlying market measure.

Notices

We or the warrant agent on our behalf, if so requested, will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register. So long as a depositary or its nominee, or in the case of securities held through Euroclear and Clearstream, Luxembourg, a nominee of the common depositary for Euroclear and Clearstream, Luxembourg, is the record holder of a series of warrants with respect to which a notice is given, we or the warrant agent, if so requested, will deliver the notice only to that depositary in accordance with the procedures of that depositary then in place.

Concerning the Warrant Agent

Bank of America and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. We expect to continue these business transactions.

Governing Law

The Warrant Agreement is, and the warrants and the related guarantee will be, governed by New York law.

In the event BofA Finance or Bank of America becomes subject to a proceeding under the Federal Deposit Insurance Act or Title II of the Financial Reform Act (together, the “U.S. Special Resolution Regimes”), the transfer of the warrants, the Warrant Agreement and the related Bank of America guarantee (together, the “Relevant Agreements”), and any interest and obligation in or under the Relevant Agreements, from BofA Finance or Bank of America, respectively, will be effective to the same extent as the transfer would be effective under such U.S. Special Resolution Regime if the Relevant Agreements, and any interest and obligation in or under the Relevant Agreements, were governed by the laws of the United States or a state of the United States. In the event BofA Finance or Bank of America, or any of their affiliates (as such term is defined in, and interpreted in accordance with, 12 U.S.C. 1841(k)), becomes subject to a proceeding under U.S. Special Resolution Regime, default rights against BofA Finance or Bank of America with respect to the Relevant Agreements are permitted to be exercised to no greater extent than such default rights could be exercised under such U.S. Special Resolution Regime if the Relevant Agreements were governed by the laws of the United States or a state of the United States. For purposes of this paragraph “default right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 12 C.F.R. 382.1 and 12 C.F.R. 47.1, as applicable.

REGISTRATION AND SETTLEMENT

Unless specified otherwise in the applicable pricing supplement, Bank of America and/or BofA Finance will issue the securities in registered form. This means that Bank of America’s and/or BofA Finance’s obligation runs to the holder of the security named on the face of the security. Each security issued in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire series of securities.

Bank of America and BofA Finance refer to those persons who have securities registered in their own names, on the books that Bank of America, BofA Finance or the trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. Bank of America and BofA Finance refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect owners” or “beneficial owners” of those securities. As discussed below, indirect owners are not legal holders, and investors in securities issued in global, or book-entry only, form or in street name will be indirect owners.

A global security may represent one or any number of individual securities. Generally, all securities represented by the same global security will have the same terms. Bank of America and/or BofA Finance may, however, issue a global security that represents multiple securities that have different terms and are issued at different times. This kind of global security is called a master global security. Each security evidenced by a master global security will be identified by the trustee or warrant agent, as applicable, on a schedule to such master global security. Your prospectus supplement or applicable pricing supplement will indicate whether your securities are represented by a master global security.

Book-Entry Only Issuance

Unless specified otherwise in the applicable pricing supplement, Bank of America and/or BofA Finance will issue each security in global, or book-entry only, form. This means that Bank of America and/or BofA Finance will not issue certificated securities in definitive form to investors. Instead, global securities in registered form representing the entire series of securities will be issued. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depositary (or in the name of a nominee for such depositary or, in the case of securities held through Euroclear and Clearstream, Luxemburg, a nominee of the common depositary for Euroclear and Clearstream, Luxembourg) on behalf of other financial institutions that participate in that depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.

Because securities issued in global form are registered in the name of the depositary or the applicable nominee as described above, Bank of America and BofA Finance will recognize only the depositary as the holder of the securities. This means that Bank of America and/or BofA Finance, as applicable, will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives from Bank of America and/or BofA Finance to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants are not obligated to pass these payments along under the terms of the securities. Instead, they do so under agreements they have made with one another or with their customers.

As a result, investors will not own securities issued in book-entry only form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant in the depositary’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depositary will not have knowledge of the actual beneficial owners of the securities.

Definitive Securities

In the future, Bank of America and/or BofA Finance may cancel a global security or may issue securities initially in non-global, or definitive, form. Bank of America and BofA Finance do not expect to exchange global securities for certificated securities in definitive form registered in the names of the beneficial owners of the global securities representing the securities except in the limited circumstances described in the relevant securities or in the relevant indenture or warrant agreement.

Street Name Owners

If certificated securities in definitive form registered in the names of the beneficial owners are issued, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution.

For securities held in street name, Bank of America or BofA Finance, as the case may be, will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities, and Bank of America and/or BofA Finance, as applicable, will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Bank of America’s and BofA Finance’s obligations, as well as the obligations of the trustee under any indenture or the warrant agent under the warrant agreement, as applicable, and the obligations, if any, of any other third parties employed by Bank of America and/or BofA Finance or the trustee or warrant agent, as applicable, run only to the holders of the securities. Bank of America and BofA Finance do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because the securities are being issued only in global form. For example, once Bank of America or BofA Finance, as applicable, makes a payment or gives a notice to the holder, it has no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if Bank of America or BofA Finance wants to obtain the approval of the holders for any purpose, such as to amend the indenture or warrant agreement for a series of securities or to relieve it of the consequences of a default or of its obligation to comply with a particular provision of an indenture or warrant agreement, it would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When Bank of America or BofA Finance refers to “you” or “investors” in this prospectus, it means those who invest in the securities being offered by this prospectus, whether they are the registered holders or indirect or beneficial owners of those securities. When Bank of America or BofA Finance refers to “your securities” in this prospectus, it means the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker, or other financial institution, either in book-entry only form or in street name, you should check with your own institution to find out:

•	how it handles payments on your securities and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry only form, how the depositary’s rules and procedures will affect these matters.

Depositaries for Global Securities

Each security issued in book-entry only form will be represented by a global security that Bank of America or BofA Finance deposits with and registers in the name of one or more financial institutions or clearing systems, which Bank of America or BofA Finance, as applicable, will select, or their nominees. A financial institution or clearing system that is selected for this purpose is called the “depositary” for that security. A security usually will have only one depositary, but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank SA/NV, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking S.A., Luxembourg, which is known as “Clearstream, Luxembourg”; and

•	any other clearing system or financial institution identified in the applicable pricing supplement.

The depositaries named above also may be participants in one another’s clearing systems. For example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants.

The depositary or depositaries for your securities will be named in the applicable pricing supplement. If no depositary is named, the depositary will be DTC.

The Depository Trust Company

The following is based on information made publicly available by DTC:

Unless specified otherwise in the applicable pricing supplement, DTC will act as securities depositary for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or any other name as may be requested by an authorized representative of DTC. One or more global securities that represent multiple series of securities may be issued.

DTC, the world’s largest securities depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information on that website is not included or incorporated by reference herein.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for its benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s Money Market Instrument (“MMI”) procedures. Under its usual procedures, DTC mails an omnibus proxy to Bank of America or BofA Finance, as applicable, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Any payments of principal, any premium, interest, or other amounts on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of DTC or its nominee, us, the trustee, the warrant agent, or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of dividends or principal and any premium or interest to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is the responsibility of Bank of America or BofA Finance, as applicable. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

Bank of America or BofA Finance, as applicable, will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner shall give any notice to elect to have its securities repurchased through the participant through which it holds its beneficial interest in the security to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered securities to the applicable trustee or agent’s DTC account.

DTC may discontinue providing its services as depositary for the securities at any time by giving Bank of America and/or BofA Finance, as applicable, reasonable notice. If this occurs, and if a successor securities depositary is not obtained, Bank of America and/or BofA Finance, as applicable, will print and deliver definitive securities.

Bank of America and/or BofA Finance, as applicable, may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depositary). In that event, Bank of America and/or BofA Finance, as applicable, will print and deliver definitive securities to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources believed to be reliable, but neither Bank of America nor BofA Finance takes responsibility for its accuracy.

Euroclear and Clearstream, Luxembourg

Euroclear and Clearstream, Luxembourg each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders (each such account holder, a “participant” and collectively, the “participants”). Euroclear and Clearstream, Luxembourg provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg also deal with domestic securities markets in several countries through established depositary and custodial relationships. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Euroclear is incorporated under the laws of Belgium and Clearstream, Luxembourg is incorporated under the laws of Luxembourg.

Euroclear and Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a participant of either system.

The address of Euroclear is Euroclear Bank SA/NV, 1 Boulevard du Roi Albert II, B-1210 Brussels and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L-1855, Luxembourg.

Euroclear and Clearstream, Luxembourg may be depositaries for a global security sold or traded outside the United States. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearing system in the United States.

Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those clearing systems. Those clearing systems could change their rules and procedures at any time. Neither Bank of America nor BofA Finance has control over those clearing systems or their participants, and neither Bank of America nor BofA Finance takes responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, also would be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those clearing systems only on days when those clearing systems are open for business. Those clearing systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Brussels or Luxembourg, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

The information in this section concerning Euroclear and Clearstream, Luxembourg has been obtained from sources that are believed to be reliable, but neither Bank of America nor BofA Finance takes responsibility for its accuracy.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest, as well as general laws relating to securities transfers. Neither Bank of America nor BofA Finance recognizes this type of investor or any intermediary as a holder of securities. Instead, Bank of America and BofA Finance deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her own name, and cannot obtain physical certificates for his or her interest in the securities, except in the limited circumstances described in the relevant securities or in the indenture or warrant agreement, as applicable, governing the relevant securities;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above under “—Legal Holders”;

•

under existing industry practices, if Bank of America, BofA Finance or the trustee or warrant agent, as applicable, requests any action of owners of beneficial interests in any global security or if an owner of a beneficial interest in any global security desires to give instructions or take any action that a holder of an interest in a global security is entitled to give or take under the applicable indenture or warrant agreement, as applicable, DTC, Euroclear or Clearstream, Luxembourg, as the case may be, would authorize the participants owning the relevant beneficial interests to give instructions or take such action, and such participants would authorize indirect holders to give or take such action or would otherwise act upon the instructions of such indirect holders;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in definitive form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective; furthermore, as

Euroclear and Clearstream, Luxembourg act on behalf of their respective participants only, who in turn may act on behalf of their respective clients, the ability of beneficial owners who are not participants with Euroclear or Clearstream, Luxembourg to pledge interests in any global security to persons or entities that are not participants with Euroclear or Clearstream, Luxembourg or otherwise take action in respect of interests in any global security, may be limited;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•

Bank of America, BofA Finance, the trustee or warrant agent, as applicable, or any other agents will not be responsible for any aspect of the depositary’s policies, actions, or records of ownership interests in a global security;

•	Bank of America, BofA Finance, the trustee or warrant agent, as applicable, or any other agents do not supervise the depositary in any way;

•

the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg when DTC is the depositary, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. Neither Bank of America nor BofA Finance monitors or is responsible for the policies or actions or records of ownership interests of any of those intermediaries.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax and certain estate tax considerations of the acquisition, ownership, and disposition of certain of the debt securities that we are offering. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This section constitutes the opinion of Sidley Austin LLP, United States tax counsel to Bank of America and BofA Finance.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder in light of its investment or tax circumstances or to holders subject to special tax rules, such as: partnerships, or other entities classified as partnerships for U.S. federal income tax purposes, subchapter S corporations, any government (or instrumentality or agency thereof), banks, financial institutions, tax-exempt entities, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, traders in securities that have elected to use the mark-to-market method of tax accounting for their securities, persons holding the debt securities as part of an integrated investment, including a “straddle,” “hedge,” “constructive sale,” or “conversion transaction,” persons (other than Non-U.S. Holders) whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. This summary does not address special rules applicable to a person required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the debt securities to its financial statements under Section 451(b) of the Code. This summary also does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder. This summary also may not apply to all forms of debt securities that we may issue. If the tax consequences associated with a particular form of debt security are different than those described below, they will be described in the applicable pricing supplement.

Although certain of the debt securities will be issued by BofA Finance, they will be treated for U.S. federal income tax purposes as if they were issued by Bank of America. Accordingly, throughout this discussion, references to “we,” “our” or “us” are generally to Bank of America unless the context requires otherwise. References to “debt securities” refer only to debt securities issued by Bank of America or BofA Finance.

This discussion applies only to holders who, except as otherwise specifically noted, will purchase the debt securities offered in this prospectus upon original issuance and will hold such securities as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of these securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of the debt securities offered in this prospectus that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this prospectus, the term “Non-U.S. Holder” is a beneficial owner that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the debt securities offered in this prospectus, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership and accordingly, this summary does not apply to partnerships. A partner of a partnership holding the debt securities should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership, and disposition by the partnership of the debt securities.

General

This discussion addresses the material U.S. federal income tax consequences of owning, selling and disposing of the debt securities we are offering, other than the debt securities described below under “Taxation of Warrants and Structured Notes”, which will be described in the applicable pricing supplement, or any other debt security that does not guarantee a return of principal at maturity. This discussion deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable pricing supplement.

The tax consequences of any particular debt security will depend on its terms, and any particular offering of debt securities may have features or terms that cause the U.S. federal income tax treatment of the debt securities to differ materially from the discussion below. An applicable pricing supplement will discuss any material differences from the discussion below.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to U.S. Holders of debt securities.

Payment of Stated Interest. Except as described below in the case of interest on a debt security issued with original issue discount, as defined below under “—Original Issue Discount,” stated interest on a debt security generally will be included in the income of a U.S. Holder as interest income at the time it is accrued or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes and will be ordinary income.

Original Issue Discount. Some of our debt securities may be issued with original issue discount (“OID”). U.S. Holders of debt securities issued with OID, other than short-term debt securities with a maturity of one year or less from its date of issue (after taking into account the last possible date that the debt security could be outstanding under its terms), will be subject to special tax accounting rules, as described in greater detail below. For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price.” The “stated redemption price at maturity” of a debt security is the sum of all payments required to be made on the debt security other than “qualified stated interest” payments, as defined below. The “issue price” of a debt security is generally the first offering price to the public at which a substantial amount of the issue was sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate or, under certain circumstances, at a variable rate. If a debt security bears interest during any accrual period at a rate below the rate applicable for the remaining term of the debt security (for example, debt securities with teaser rates or interest holidays), interest payable at the lowest stated fixed rate generally is qualified stated interest and the excess, if any, is included in the stated redemption price at maturity for purposes of determining whether the debt security will be issued with original issue discount.

A U.S. Holder of a debt security with a maturity of more than one year from its date of issue that has been issued with OID (an “OID debt security”) is generally required to include any qualified stated interest payments in income as interest at the time such interest is accrued or is received in accordance with the U.S. Holder’s regular accounting method for tax purposes, as described above under “—Payment of Stated Interest.” A U.S. Holder of an OID debt security is generally required to include in income the sum of the daily accruals of the OID for the debt security for each day during the taxable year (or portion of the taxable year) in which the U.S. Holder held the OID debt security, regardless of such holder’s regular method of accounting. Thus, a U.S. Holder may be required to include OID in income in advance of the receipt of some or all of the related cash payments. The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the excess of: (1) the product of the “adjusted issue price” of the OID debt security at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) over (2) the amount of any qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of an OID debt security at the beginning of any accrual period is the sum of the issue price of the OID debt security plus the amount of OID allocable to all prior accrual periods reduced by any payments received on the OID debt security that were not qualified stated interest. Under these rules, a U.S. Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

If the excess of the “stated redemption price at maturity” of a debt security over its “issue price” is less than 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity, or weighted average maturity in the case of debt securities with more than one principal payment (“de minimis OID”), the debt security is not treated as issued with OID. The weighted average maturity is the sum of the following amounts determined for each payment under the debt security other than a payment of qualified stated interest: (i) the number of complete years from the issue date of the debt security until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity. A U.S. Holder generally must include the de minimis OID in income at the time payments, other than qualified stated interest, on the debt securities are made in proportion to the amount paid (unless the U.S. Holder makes the election described below under “—Election to Treat All Interest as Original Issue Discount”). Any amount of de minimis OID that is included in income in this manner will be treated as capital gain.

Debt Securities Subject to Early Redemption. A debt security subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the debt security (which may affect whether the debt security is treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will generally be presumed to exercise an option to redeem a debt security if the exercise of the option will lower the yield on the debt security. Conversely, a U.S. Holder will generally be presumed to exercise an option to require us to repurchase a debt security if the exercise of the option will increase the yield on the debt security. If such an option is not in fact exercised, the debt security will be treated, solely for purposes of calculating OID, as if it were redeemed and a new debt security were issued on the presumed exercise date for an amount equal to the debt security’s “adjusted issue price” on that date.

Under these rules, if a debt security provides for a fixed rate of interest that increases over the term of the debt security, the debt security’s issue price is not below its stated principal amount and we have an option to redeem the debt security for an amount equal to the stated principal amount (plus accrued interest, if any) prior to the first date on which an increased rate of interest is in effect, the yield on the debt security will be lowered if we redeem the debt security before the initial increase in the interest rate, and therefore our redemption option will be treated as exercised. Since the debt security will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the debt security will not be treated as issued with OID. If a debt security is not treated as issued with OID and if, contrary to the presumption in the applicable Treasury regulations, we do not redeem the debt security before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate. This means that the debt security that is deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore as issued without OID. If such a deemed reissuance occurs when the remaining term of the debt security is one year or less, it is possible that the debt security would thereafter be treated as a short-term debt instrument. See “—Short-Term Debt Securities” below.

Additional rules applicable to debt securities with OID that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “—Non-U.S. Dollar-Denominated Debt Securities” below.

Variable Rate Debt Securities. In the case of a debt security that is a variable rate debt security, special rules apply. A debt security will qualify as a “variable rate debt instrument” under Treasury regulations if (i) the debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of: (a) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or (b) 15% of the total noncontingent principal payments; and (ii) the debt security provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Generally, a rate is a qualified floating rate if: (i) (a) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt security is denominated; or (b) the rate is equal to such a rate multiplied by either a fixed multiple that is greater than 0.65 but not more than 1.35 or a fixed multiple greater than 0.65 but not more than 1.35 increased or decreased by a fixed rate, and (ii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If a debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. A debt security will not have a variable rate that is a qualified floating rate, however, if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease unless such floor, ceiling, or governor is fixed throughout the term of the debt security or is not reasonably expected as of the issue date to significantly affect the yield on the debt security.

Generally, an objective rate is a rate that is (i) not a qualified floating rate, (ii) is determined using a single fixed formula that is based on objective financial or economic information that is not within the control of the issuer or a related party, and (iii) the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If it is reasonably expected that the average value of the variable rate during the first half of the term of a debt security will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the debt security, then the debt security will not have a variable rate that is an objective rate. An objective rate is a qualified inverse floating rate if that rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

A debt security will also have a variable rate that is a single qualified floating rate or an objective rate if interest on the debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and the value of the qualified floating rate or objective rate is intended to approximate the fixed rate (which is presumed if (a) the fixed rate and (b) the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points).

In the case of a debt security that provides for stated interest that is unconditionally payable at least annually at a variable rate that is a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period of one year or less (as described above), all stated interest on the debt security is treated as qualified stated interest. In that case, both the debt security’s yield to maturity and qualified stated interest will be determined, solely for purposes of calculating the accrual of OID, if any, as though the debt security will bear interest in all periods throughout its term (in the case of a single qualified floating rate or qualified inverse floating rate) at a fixed rate generally equal to the value of the rate on the issue date or, in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield to maturity that is reasonably expected for the debt security (the “fixed rate substitute”). A U.S. holder should then recognize OID, if any, that is calculated based on the debt security’s assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds or is less than the assumed fixed interest, the qualified stated interest allocable to that period is increased or decreased, as applicable.

If a debt security provides for stated interest at (x) multiple floating rates or (y) one or more floating rates in addition to a single fixed rate (other than a single fixed rate for an initial period of one year or less (as described above)), the interest and OID accruals on the debt security must be determined by (i) determining a fixed rate substitute for each qualified floating rate or qualified inverse floating rate provided under the debt security (as described above), (ii) constructing the equivalent fixed rate debt instrument, using the fixed rate substitutes, (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making appropriate adjustments to qualified stated interest or OID for actual variable rates during the applicable accrual period.

In the case of a debt security that provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period (as described above), the interest and OID accruals on the debt security must be determined by using the method described above. However, the debt security will be treated, for purposes of the first three steps of the determination, as if the debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of the debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Acquisition Premium. If a U.S. Holder purchases an OID debt security for an amount greater than its adjusted issue price (as determined above) at the purchase date and less than or equal to the sum of all amounts, other than qualified stated interest, payable on the OID debt security after the purchase date, the excess is “acquisition premium.” Under these rules, in general, the amount of OID which must be included in income for the debt security for any taxable year (or any portion of a taxable year in which the debt security is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost over the adjusted issue price of the OID debt security and the denominator of which is the excess of the OID debt security’s stated redemption price at maturity over its adjusted issue price.

Amortizable Bond Premium. If a U.S. Holder purchases a debt security (including an OID debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date, other than qualified stated interest, such holder will be considered to have purchased such debt security with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium as an offset to interest income using a constant yield method over the remaining term of the debt security based on the U.S. Holder’s yield to maturity with respect to the debt security.

A U.S. Holder generally may use the amortizable bond premium allocable to an accrual period to offset interest required to be included in the U.S. Holder’s income under its regular method of accounting with respect to the debt security in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. Holder’s prior interest inclusions on the debt security that have not been offset previously by bond premium. Any excess is generally carried forward and allocable to the next accrual period.

If a debt security may be redeemed by us prior to its maturity date, the amount of amortizable bond premium will be based on the amount payable at the applicable redemption date, but only if use of the redemption date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the redemption date.

An election to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS. Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS.

A U.S. Holder that elects to amortize bond premium will be required to reduce its tax basis in the debt security by the amount of the premium amortized during its holding period. OID debt securities purchased at a premium will not be subject to the OID rules described above. If a U.S. Holder does not elect to amortize bond premium, the amount of bond premium will be included in its tax basis in the debt security. Therefore, if a U.S. Holder does not elect to amortize bond premium and it holds the debt security to maturity, the premium generally will be treated as capital loss when the debt security matures.

Market Discount. If a U.S. Holder purchases a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an OID debt security, its adjusted issue price, such holder will be considered to have purchased the debt security with “market discount.” Any payment, other than qualified stated interest, or any gain on the sale, exchange, retirement, or other disposition of a debt security with market discount generally will be treated as ordinary interest income to the extent of the market discount not previously included in income that accrued on the debt security during such holder’s holding period. In general, market discount is treated as accruing on a straight-line basis over the term of the debt security unless an election is made to accrue the market discount under a constant yield method. In addition, a U.S. Holder may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security in an amount not exceeding the accrued market discount on the debt security.

A U.S. Holder may elect to include market discount in income currently as it accrues (on either a straight-line or constant yield basis), in lieu of treating a portion of any gain realized on a sale, exchange, retirement, or other disposition of the debt security as ordinary income. If an election is made to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If a U.S. Holder makes such an election, it will apply to all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

If the difference between the stated redemption price at maturity of a debt security or, in the case of an OID debt security, its adjusted issue price, and the amount paid for the debt security is less than 1⁄4 of 1% of the debt instrument’s stated redemption price at maturity or, in the case of an OID debt security, its adjusted issue price, multiplied by the number of remaining complete years to the debt security’s maturity (“de minimis market discount”), the debt security is not treated as issued with market discount.

Generally, a holder may make an election to include in income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security over the amount paid for the debt security by such holder) in accordance with a constant yield method based on the compounding of interest, as discussed below under “—Election to Treat All Interest as Original Issue Discount.” If a holder makes such an election for a debt security with market discount, the holder will be required to include market discount in income currently as it accrues on a constant yield basis for all market discount debt instruments acquired by such holder on or after the first day of the first taxable year to which the election applies, and such election may be revoked only with the permission of the IRS.

Election to Treat All Interest as Original Issue Discount. A U.S. Holder may elect to include in income all interest that accrues on a debt security using the constant-yield method applicable to OID described above, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, each as described herein. If this election is made for a debt security, then, to apply the constant-yield method: (i) the issue price of the debt security will equal its cost, (ii) the issue date of the debt security will be the date it was acquired, and (iii) no payments on the debt security will be treated as payments of qualified stated interest. A U.S. Holder must make this election for the taxable year in which the debt security was acquired, and may not revoke the election without the consent of the IRS. U.S. Holders should consult with their own tax advisors before making this election.

Debt Securities That Trade “Flat.” We expect that certain debt securities will trade in the secondary market with accrued interest. However, we may issue debt securities with terms and conditions that would make it likely that such debt securities would trade “flat” in the secondary market, which means that upon a sale of a debt security a U.S. Holder would not be paid a separate amount that reflects the accrued but unpaid interest with respect to such debt security. Nevertheless, for U.S. federal income tax purposes, a portion of the sales proceeds equal to the interest accrued with respect to such debt security from the last interest payment date to the sale date must be treated as interest income rather than as an amount realized upon the sale. Accordingly, a U.S. Holder that sells such a debt security between interest payment dates would be required to recognize interest income and, in certain circumstances, would recognize a capital loss (the deductibility of which is subject to limitations) on the sale of the debt security. Concurrently, a U.S. Holder that purchases such a debt security between interest payment dates would not be required to include in income that portion of any interest payment received that is attributable to interest that accrued prior to the purchase. Such payment is generally treated as a return of capital which reduces the U.S. Holder’s remaining cost basis in the debt security. However, interest that accrues after the purchase date is included in income in the year received or accrued (depending on the U.S. Holder’s accounting method). U.S. Holders that purchase such debt securities between interest payment dates should consult their own tax advisors concerning such holder’s adjusted tax basis in the debt security and whether such debt securities should be treated as having been purchased with market discount, as described above.

Short-Term Debt Securities. Some of our debt securities may be issued with maturities of one year or less from the date of issue (after taking into account the last possible date that the debt security could be outstanding under its terms), which we refer to as short-term debt securities. Treasury regulations provide that no payments of interest on a short-term debt security are treated as qualified stated interest. Accordingly, in determining the amount of discount on a short-term debt security, all interest payments, including stated interest, are included in the short-term debt security’s stated redemption price at maturity.

In general, individual and certain other U.S. Holders using the cash basis method of tax accounting are not required to include accrued discount on short-term debt securities in income currently unless they elect to do so, but they are required to include any stated interest in income as the interest is received, except to the extent already included under such election. However, a cash basis U.S. Holder will be required to treat any gain realized on a sale, exchange, or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the discount accrued with respect to the short-term debt security, which will be determined on a straight-line basis unless the holder makes an election to accrue the discount under the constant-

yield method, through the date of sale, exchange or retirement. Any gain in excess of this amount will be treated as short-term capital gain. Any loss recognized will be treated as a capital loss. In addition, a cash basis U.S. Holder that does not elect to include accrued discount in income currently will not be allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security (in an amount not exceeding the deferred income), but instead will be required to defer deductions for such interest until the deferred income is realized upon the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, a cash-basis U.S. Holder of a short-term debt security may elect to include accrued discount in income on a current basis. If this election is made, the limitation on the deductibility of interest described above will not apply.

A U.S. Holder using the accrual method of tax accounting generally will be required to include accrued discount on a short-term debt security in income on a current basis, on either a straight-line basis or, at the election of the holder, under the constant-yield method based on daily compounding.

Regardless of whether a U.S. Holder is a cash-basis or accrual-basis holder it may elect to include accrued “acquisition discount” with respect to a short-term debt security in income on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing on a straight-line basis or, at the election of the holder, under a constant yield method based on daily compounding. If a U.S. Holder elects to include accrued acquisition discount in income, the rules for including OID will not apply. In addition, the market discount rules described above will not apply to short-term debt securities.

Sale, Exchange, or Retirement of Debt Securities. Upon the sale, exchange, retirement, or other disposition of a debt security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued interest not previously included in income if the debt security is disposed of between interest payment dates, which will be included in income as interest income for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the debt security. The amount realized by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will be the cost of the debt security to such U.S. Holder, increased by any OID, market discount, de minimis OID, de minimis market discount, or any discount with respect to a short-term debt security previously included in income with respect to the debt security, and decreased by the amount of any premium previously amortized to reduce interest on the debt security and the amount of any payment (other than a payment of qualified stated interest) received in respect of the debt security.

Except as discussed above with respect to market discount, or as described below with respect to debt securities subject to contingencies and Non-U.S. Dollar-Denominated Debt Securities, gain or loss realized on the sale, exchange, retirement, or other disposition of a debt security generally will be capital gain or loss and will be long-term capital gain or loss if the debt security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Reopenings. Treasury regulations provide specific rules regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for U.S. federal income tax purposes. Except as provided otherwise in an applicable pricing supplement, we expect that additional debt securities issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Debt Securities Subject to Contingencies. Certain of the debt securities may provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In addition, subject to the discussion above under “—Debt Securities Subject to Early Redemption,” certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at the option of the holder. Debt securities containing these features may be characterized as “contingent payment debt instruments” for U.S. federal income tax purposes.

If the debt securities are properly characterized as contingent payment debt instruments for U.S. federal income tax purposes, such debt securities generally will be subject to Treasury regulations governing contingent payment debt instruments. Under those regulations, a U.S. Holder will be required to report OID based on a “comparable yield” and a “projected payment schedule,” both as described below, established by us for determining interest accruals and adjustments with respect to the debt security. A U.S. Holder that does not use the “comparable yield” and follow the “projected payment schedule” to calculate its OID on a debt security must timely disclose and justify the use of other estimates to the IRS. No payments on a contingent payment debt instrument are treated as qualified stated interest.

A “comparable yield” with respect to a debt security generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the debt security (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the debt security). Notwithstanding the foregoing, a comparable yield must not be less than the applicable U.S. federal rate based on the overall maturity of the debt security.

A “projected payment schedule” with respect to a debt security generally is a series of projected payments, the amount and timing of which would produce a yield to maturity on that debt security equal to the comparable yield. This projected payment schedule will consist of a projection for tax purposes of each non-contingent and contingent payment.

Based on the comparable yield and the projected payment schedule of the debt securities, a U.S. Holder of a debt security (regardless of its tax accounting method) generally will be required to accrue as OID the sum of the daily portions of interest on the debt security for each day in the taxable year on which the holder held the debt security, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the debt security, as set forth below. The daily portions of interest for a debt security are determined by allocating to each day in an accrual period the ratable portion of interest on the debt security that accrues in the accrual period. The amount of interest on the debt security that accrues in an accrual period is the product of the comparable yield on the debt security (adjusted to reflect the length of the accrual period) and the adjusted issue price of the debt security at the beginning of the accrual period. The adjusted issue price of a debt security at the beginning of the first accrual period will equal its issue price (as described above). For any subsequent accrual period, the adjusted issue price will be (i) the sum of the issue price of the debt security and any interest previously accrued on the debt security by a holder (without regard to any positive or negative adjustments, described below) minus (ii) the amount of any projected payments on the debt security for previous accrual periods.

A U.S. Holder of a debt security generally will be required to include in income OID in excess of actual cash payments received for certain taxable years. In addition to the accrued OID, a U.S.

Holder will be required to recognize interest income equal to the amount of any positive adjustment for a debt security for the taxable year in which a contingent payment is paid (including a payment of interest at maturity). A positive adjustment is the excess of actual payments in respect of contingent payments over the projected amount of contingent payments. A U.S. Holder also will be required to account for any “negative adjustment” for a taxable year in which a contingent payment is paid. A negative adjustment is the excess of the projected amounts of contingent payments over actual payments in respect of the contingent payments. A net negative adjustment is the amount by which total negative adjustments in a taxable year exceed total positive adjustments in such taxable year. A net negative adjustment (i) will first reduce the amount of interest for the debt security that a U.S. Holder would otherwise be required to include in income in the taxable year, and (ii) to the extent of any excess, will result in an ordinary loss equal to that portion of the excess as does not exceed the excess of (a) the amount of all previous interest inclusions under the debt security over (b) the total amount of the U.S. Holder’s net negative adjustments treated as ordinary loss on the debt security in prior taxable years. A net negative adjustment is not treated as a deductible miscellaneous itemized deduction under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above in (i) and (ii) will be carried forward to offset future interest income on the debt security or to reduce the amount realized on a sale, exchange, retirement or other disposition of the debt security.

If a contingent payment becomes fixed (within the meaning of applicable Treasury regulations) more than six months before its due date, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. The present value of each amount is determined by discounting the amount from the date the payment is due to the date the payment becomes fixed, using a discount rate equal to the comparable yield. If all contingent payments on the debt security become fixed, substantially contemporaneously, applicable Treasury regulations provide that, with regard to contingent payments that become fixed on a day that is more than six months before their due date, U.S. Holders should take into account positive or negative adjustments in respect of such contingent payments over the period to which they relate in a reasonable manner. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. A U.S. Holder’s tax basis in the debt security and the character of any gain or loss on the sale of the debt security will also be affected. U.S. Holders should consult their tax advisors concerning the application of these special rules, including as to what would be a “reasonable manner” in their particular situation.

We expect that the applicable pricing supplement will include a table that sets forth the following information with respect to the principal amount of the debt securities for each of the applicable accrual periods through the maturity date of the debt securities: (i) the amount of interest deemed to have accrued during the accrual period, and (ii) the total amount of interest deemed to have accrued from the issue date through the end of the accrual period. The table will be based upon a projected payment schedule and a comparable yield. The comparable yield will be determined based upon market conditions as of the date of the applicable pricing supplement. The comparable yield is likely to change between the date of any preliminary pricing supplement and the date of the related final pricing supplement. Therefore, the projected payment schedule included in any preliminary pricing supplement will be subject to change. We will determine the actual projected payment schedule and the actual comparable yield on the pricing date. Any tax accrual table included in a preliminary pricing supplement will be revised, and the revised table will be set forth in the final pricing supplement prepared in connection with the initial sale of the debt securities.

Upon a sale, exchange, retirement, or other disposition of a debt security prior to maturity, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement, or other disposition and that holder’s tax basis in the debt security. A U.S. Holder’s tax basis in a debt security generally will equal the cost of that debt security, increased by the amount of OID previously accrued by the holder for that debt security (without regard to any positive or negative adjustments) and reduced by any projected payments for previous periods on the debt securities. A U.S. Holder generally will treat any gain as interest income, and will treat any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss depending upon the U.S. Holder’s holding period for the debt security. The deductibility of capital losses by a U.S. Holder is subject to limitations.

U.S. Holders considering the purchase of debt securities with these features should carefully examine the applicable pricing supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences to a U.S. Holder of the purchase, ownership and disposition of such debt securities.

Non-U.S. Dollar-Denominated Debt Securities. Additional considerations apply to a U.S. Holder of a debt security payable in a currency other than U.S. dollars (“foreign currency”).

We refer to these securities as “Non-U.S. Dollar-Denominated Debt Securities.” In the case of payments of stated interest, U.S. Holders using the cash method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the foreign currency payment on a Non-U.S. Dollar-Denominated Debt Security (other than OID or market discount) when the payment of interest is received. The U.S. dollar value of the foreign currency payment is determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time. The U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency received. The U.S. Holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment.

U.S. Holders using the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a Non-U.S. Dollar-Denominated Debt Security during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate the accrued interest income using the exchange rate on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the exchange rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate the interest using the exchange rate on the date of receipt. The above election will apply to all other debt obligations held by the U.S. Holder and the election may not be changed without the consent of the IRS. U.S. Holders should consult their own tax advisors before making the above election. Upon receipt of an interest payment (including, upon the sale of the debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), the holder will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income previously included in income with respect to such payment. This gain or loss will be treated as ordinary income or loss.

OID on a debt security that is also a Non-U.S. Dollar-Denominated Debt Security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above (regardless of such holder’s regular method of tax accounting). A U.S. Holder will recognize foreign currency exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest). For these purposes, all receipts on a debt security will be viewed: (i) first, as the receipt of any stated interest payment called for under the terms of the debt security, (ii) second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first, and (iii) third, as the receipt of principal.

The amount of market discount on Non-U.S. Dollar-Denominated Debt Securities includible in income generally will be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the Non-U.S. Dollar-Denominated Debt Security is retired or otherwise disposed of. If a U.S. Holder elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. A U.S. Holder will recognize foreign currency exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Amortizable bond premium on a Non-U.S. Dollar-Denominated Debt Security will be computed in the applicable foreign currency. If a U.S. Holder elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, foreign currency exchange gain or loss will be realized based on the difference between spot rates at such time and the time of acquisition of the Non-U.S. Dollar-Denominated Debt Security. If a U.S. Holder does not elect to amortize bond premium, the bond premium computed in the foreign currency must be translated into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by foreign currency exchange gain.

If a U.S. Holder purchases a Non-U.S. Dollar-Denominated Debt Security with previously owned foreign currency, foreign currency exchange gain or loss (which will be treated as ordinary income or loss) will be recognized in an amount equal to the difference, if any, between the tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the Non-U.S. Dollar-Denominated Debt Security, determined on the date of purchase.

Upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar-Denominated Debt Security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, or other disposition (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as a payment of interest for U.S. federal income tax purposes) and the adjusted tax basis in the Non-U.S. Dollar-Denominated Debt Security. The adjusted tax basis in a Non-U.S. Dollar-Denominated Debt Security will equal the amount paid for the Non-U.S. Dollar-Denominated Debt Security, increased by the amounts of any market discount or OID previously included in income with respect to the Non-U.S. Dollar-Denominated Debt Security and reduced by any amortized acquisition or other premium and any principal payments received in respect of the Non-U.S. Dollar-Denominated Debt Security. The amount of any payment in or adjustments measured by foreign currency will be equal to the U.S. dollar value of the foreign currency on the date of the purchase or adjustment. The amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the Non-U.S. Dollar-Denominated Debt Security is disposed of (or deemed disposed of as a result of a material change in the terms of the debt security). If, however, a Non-U.S. Dollar-Denominated Debt Security is traded on an established securities market and the U.S. Holder uses the cash basis method of tax accounting, the U.S. dollar value of the amount realized will be determined by translating the foreign currency payment at the spot rate of exchange on the settlement date of the purchase or sale. A U.S. Holder that uses the accrual basis method of tax accounting may elect the same treatment with respect to the purchase and sale of Non-U.S. Dollar-Denominated Debt Securities traded on an established securities market, provided that the election is applied consistently. This election cannot be changed without the consent of the IRS.

Except with respect to market discount as discussed above, and the foreign currency rules discussed below, gain or loss recognized upon the sale, exchange, retirement, or other taxable disposition of a Non-U.S. Dollar-Denominated Debt Security will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement, or other disposition, the Non-U.S. Dollar-Denominated Debt Security has been held for more than one year. Net long-term capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

A portion of the gain or loss with respect to the principal amount of a Non-U.S. Dollar-Denominated Debt Security may be treated as foreign currency exchange gain or loss. Foreign currency exchange gain or loss will be treated as ordinary income or loss. For these purposes, the principal amount of the Non-U.S. Dollar-Denominated Debt Security is the purchase price for the Non-U.S. Dollar-Denominated Debt Security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the Non-U.S. Dollar-Denominated Debt Security and (ii) the U.S. dollar value of the principal amount determined on the date the Non-U.S. Dollar-Denominated Debt Security was purchased. The amount of foreign currency exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the Non-U.S. Dollar-Denominated Debt Security.

The tax basis in foreign currency received as interest on a Non-U.S. Dollar-Denominated Debt Security will be the U.S. dollar value of the foreign currency determined at the spot rate in effect on the date the foreign currency is received. The tax basis in foreign currency received on the sale, exchange, retirement, or other disposition of a Non-U.S. Dollar-Denominated Debt Security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange, retirement or other disposition. As discussed above, if the Non-U.S. Dollar-Denominated Debt Securities are traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange, retirement, or other disposition. Accordingly, in such case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and settlement date of a sale, exchange, retirement, or other disposition. Any gain or loss recognized on a sale, exchange, retirement, or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase debt securities) will be ordinary income or loss.

Special rules may apply to Non-U.S. Dollar-Denominated Debt Securities that are also treated as contingent payment debt instruments. For the special treatment, if any, of Non-U.S. Dollar-Denominated Debt Securities that are also contingent payment debt securities, see the applicable pricing supplement.

Additional Medicare Tax on Unearned Income. Certain U.S. Holders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individual U.S. Holders, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest and capital gains. U.S. Holders are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in the debt securities.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to Non-U.S. Holders of debt securities. Non-U.S. Holders should consult their own tax advisors regarding the U.S. and non-U.S. tax considerations of acquiring, holding, and disposing of debt securities.

Payments of Interest. Under current U.S. federal income tax law and subject to the discussions below concerning backup withholding and The Foreign Account Tax Compliance Act (“FATCA”), principal (and premium, if any) and interest payments, including any OID, that are received from us or our agent and that are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, generally will not be subject to U.S. federal income or withholding tax except as provided below. Interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if:

•	a Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	a Non-U.S. Holder is a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us (directly or indirectly) through stock ownership;

•	a Non-U.S. Holder is a bank extending credit under a loan agreement in the ordinary course of its trade or business;

•

the interest payments on the debt security are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party (other than payments that are based on the value of a security or index of securities that are, and will continue to be, actively traded within the meaning of Section 1092(d) of the Code, and that are not nor will be a “United States real property interest” as described in Section 897(c)(1) or 897(g) of the Code); or

•	the Non-U.S. Holder does not satisfy the certification requirements described below.

A Non-U.S. Holder generally will satisfy the certification requirements if either: (A) the Non-U.S. Holder certifies to the applicable withholding agent, under penalties of perjury, that it is a non-United States person and provides its name and address (which certification may generally be made on an IRS Form W-8BEN or W-8BEN-E, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the debt security certifies to the applicable withholding agent under penalties of perjury that either it or another financial institution has received the required statement from the Non-U.S. Holder certifying that it is a non-United States person and furnishes us with a copy of the statement.

Payments not meeting the requirements set forth above and thus subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding (or subject to withholding at a reduced rate) if the Non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty, or IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with the conduct of a trade or business within the United States as discussed below. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Retirement of Debt Securities. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any capital gain or market discount realized on the sale, exchange, retirement, or other disposition of debt securities, provided that: (a) the gain is not effectively connected with the conduct of a trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply, (b) in the case of a Non-U.S. Holder that is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, or other disposition of the debt security, and (c) the Non-U.S. Holder is not subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates. An individual Non-U.S. Holder who is present in the United States for 183 days or more in the taxable year of sale, exchange, or other disposition of a debt security, provided that certain other conditions are met, will be subject to U.S. federal income tax at a rate of 30% on the gain realized on the sale, exchange, or other disposition of such debt security.

Income Effectively Connected with a Trade or Business within the United States. If a Non-U.S. Holder of a debt security is engaged in the conduct of a trade or business within the United States and if interest (including any OID) on the debt security, or gain realized on the sale, exchange, or other disposition of the debt security, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided that the certification requirements discussed above are satisfied), generally will be subject to U.S. federal income tax on such interest (including any OID) or gain on a net income basis in the same manner as if it were a U.S. Holder. Non-U.S. Holders should read the material under the heading “—Consequences to U.S. Holders” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of debt securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments.

Dividend Equivalent Payments. A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. However, it is possible that the debt securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting a reference asset or the debt securities, and following such occurrence the debt securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the reference assets or the debt securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the debt securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

Convertible, Renewable, Extendible, Indexed, and Other Debt Securities

Special U.S. federal income tax rules are applicable to certain other debt securities, including contingent Non-U.S. Dollar-Denominated Debt Securities, debt securities that may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities or debt or equity securities of one or more third parties, debt securities the payments on which are determined or partially determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security. The material U.S. federal income tax considerations with respect to these debt securities will be discussed in the applicable pricing supplement.

Backup Withholding and Information Reporting

In general, in the case of a U.S. Holder, other than certain exempt holders, we and other payors are required to report to the IRS all payments of principal, any premium, and interest on the debt security, and the accrual of OID on an OID debt security. In addition, we and other payors generally are required to report to the IRS any payment of proceeds of the sale of a debt security before maturity. Additionally, backup withholding generally will apply to any payments, including payments of OID, if a U.S. Holder fails to provide an accurate taxpayer identification number and certify that the taxpayer identification number is correct, the U.S. Holder is notified by the IRS that it has failed to report all interest and dividends required to be shown on its U.S. federal income tax returns or a U.S. Holder does not certify that it has not underreported its interest and dividend income.

In the case of a Non-U.S. Holder, backup withholding and information reporting will not apply to payments made if the Non-U.S. Holder provides the required certification that it is not a United States person, or the Non-U.S. Holder otherwise establishes an exemption, provided that the payor or withholding agent does not have actual knowledge or reason to know that the holder is a United States person, or that the conditions of any exemption are not satisfied. However, we and other payors are required to report payments of interest on the debt securities on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the securities that we are offering. Whether an investment in these securities constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code, in an amount equal to or in excess of certain threshold amounts, subject to certain exceptions. The Treasury regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss, and certain exceptions will not be available if the loss from sale or exchange is treated as ordinary under Section 988. In general, certain securities issued in a foreign currency will be subject to the rules governing foreign currency exchange gain or loss. Therefore, losses realized with respect to such a security may constitute a Section 988 transaction, and a holder of such a security that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the securities that we are offering and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to such a transaction, they would be required to comply with these requirements.

Foreign Account Tax Compliance Act (“FATCA”)

Legislation commonly known as “FATCA” (sections 1471 through 1474 of the Code) imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury to collect and provide to the Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

These withholding and reporting requirements generally apply to U.S. source periodic payments and to payments of gross proceeds from a sale or redemption. However, under proposed Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding under FATCA will apply to payments of gross proceeds from a sale or redemption (other than income treated as U.S.-source “fixed or determinable annual or periodical” income). If we (or an applicable withholding agent) determine withholding under FATCA is appropriate, we (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Holders are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the debt securities, preferred stock, depositary shares, or common stock.

Estate Tax

A debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for U.S. federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

•	the income on the debt security would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

Taxation of Warrants and Structured Notes

The discussion of special U.S. federal income tax considerations with respect to the acquisition, ownership and disposition of BofA Finance warrants and structured notes to be offered using this prospectus, including any tax considerations relating to the specific terms and provisions of the warrants and structured notes, will be included in applicable pricing supplement. Investors considering the purchase of such warrants and structured notes should carefully examine the applicable pricing supplement regarding the special U.S. federal income tax considerations, if any, of the acquisition, ownership and disposition of the warrants and structured notes.

Investors should consult with their own tax advisors regarding the U.S. federal income tax consequences and the tax consequences of any other taxing jurisdiction relating to the ownership and disposition of warrants and structured notes we are offering in light of their investment or tax circumstances.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Bank of America and/or BofA Finance may sell the securities offered using this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The underwriters, dealers, or agents may include BofA Securities, Inc. (“BofAS”) or any of our other broker-dealer affiliates.

Each applicable pricing supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

Bank of America and/or BofA Finance may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If Bank of America or BofA Finance sells securities to underwriters, it will enter into an agreement with them at the time of sale and will name them in the applicable pricing supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless otherwise specified in the applicable pricing supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

Bank of America and/or BofA Finance may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. Bank of America and/or BofA Finance will set forth the names of the dealers and the terms of the transaction in the applicable pricing supplement.

Distribution Through Agents

Bank of America and/or BofA Finance may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. Bank of America and/or BofA Finance will name any agent involved in the offer and sale, and describe any commissions payable by Bank of America and/or BofA Finance in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

Bank of America and/or BofA Finance may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. Bank of America and/or BofA Finance will describe the terms of any sales of this kind in the applicable pricing supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

Bank of America and/or BofA Finance may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their own accounts or as our agent.

In connection with an underwritten offering of the securities, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security prior to its issue date. Bank of America and/or BofA Finance may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. Bank of America and BofA Finance cannot assure you that there will be a liquid trading market for the offered securities.

Under agreements entered into with Bank of America and/or BofA Finance, underwriters and agents may be entitled to indemnification by Bank of America and/or BofA Finance against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

In the applicable pricing supplement, we will specify the settlement period for the offered securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, if Bank of America and/or BofA Finance specify a longer settlement cycle in the applicable pricing supplement for an offering of securities, purchasers who wish to trade those securities on any date prior to one business day before delivery of such securities, will be required to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Market-Making Transactions by Affiliates

Following the initial distribution of securities, broker-dealer affiliates of Bank of America and/or BofA Finance, including BofAS, may buy and sell the securities in market-making transactions as part of their business as broker-dealers. This prospectus and the applicable pricing supplement may be used by one or more affiliates of Bank of America and/or BofA Finance in connection with offers and sales related to market-making transactions in the securities. In a market-making transaction, such affiliate may resell the securities it acquires from other holders, after the original offering and sale of the securities, including by making short sales of the securities and may cover such short positions by borrowing the securities from us, our affiliates or others, or by purchasing the securities from us, our affiliates or others subject to an obligation to repurchase such securities at a later date. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal.

The aggregate initial offering price specified on the cover of the applicable pricing supplement will relate to the initial offering of securities not yet issued as of the date of this prospectus. This amount does not include any securities to be sold in market-making transactions. The securities to be sold in market-making transactions include securities issued after the date of this prospectus.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless Bank of America, BofA Finance or their respective agent informs you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

Conflicts of Interest

BofAS is a direct, wholly-owned subsidiary of Bank of America and an affiliate of BofA Finance, and unless otherwise set forth in the applicable pricing supplement, Bank of America or BofA Finance, as applicable, will receive the net proceeds of any offering in which BofAS participates as an underwriter, dealer or agent. The offer and sale of any securities by BofAS, or any other broker-dealer affiliate of Bank of America or BofA Finance that is a member of the Financial Industry Regulatory Authority, Inc., or “FINRA,” will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s offer and sale of securities of an affiliate.

As required by FINRA Rule 5121, any such offer and sale will not be made to any discretionary account without the prior approval of the customer.

The maximum commission or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

The underwriters, agents and their affiliates may engage in financial or other business transactions with Bank of America and its subsidiaries and BofA Finance in the ordinary course of business.

In addition, in the ordinary course of their business activities, one or more of the underwriters, dealers or agents and/or their respective affiliates, may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of Bank of America or its affiliates, including BofA Finance. These underwriters, dealers, agents, or their affiliates, that have a lending relationship with Bank of America routinely hedge their credit exposure to Bank of America consistent with their customary risk management policies. Typically, these parties would hedge such exposure to Bank of America by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities of Bank of America, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. These broker-dealers or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, an “ERISA Plan”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio. A fiduciary should also consider whether an investment in the offered securities may constitute a “prohibited transaction,” as described below.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as plans, accounts and other arrangements described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts and retirement plans covering self-employed persons) that are subject to Section 4975 of the Code, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s or such plan’s, account’s or arrangement’s investment in such entities (including, without limitation, as applicable, insurance company general accounts) (the foregoing, together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plans (referred to as “prohibited transactions”).

Because of their businesses, the issuers and certain of their affiliates may each be considered a “party in interest” or a “disqualified person” with respect to many Plans on account of being a service provider to such Plans. As a result, a prohibited transaction may arise if the offered securities are acquired by or on behalf of a Plan unless the offered securities are acquired and held pursuant to an available exemption. A party in interest or disqualified person that engages in a non-exempt prohibited transaction may be subject to excise taxes or other liabilities under ERISA and the Code. In addition, a fiduciary of the Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

In this regard, the U.S. Department of Labor has issued certain prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from or occurring in connection with the acquisition or holding of the offered securities. Those PTCEs include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan receives no less, nor pays no more, than adequate consideration in connection with the transaction (the so-called “Service Provider Exemption”). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the offered securities.

Governmental, church, non-U.S. and other plans (collectively, “Non-ERISA Arrangements”) are generally not subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to similar restrictions under state, federal, local or non-U.S. laws (“Similar Laws”). Fiduciaries of Non-ERISA Arrangements should consult with their counsel regarding the potential consequences of an investment in the offered securities under any applicable Similar Laws before acquiring the offered securities.

Accordingly, unless otherwise provided in connection with a particular offering of securities, the offered securities may not be acquired or held by any Plan unless one of the following exemptions (or another available exemption) applies to such acquisition and holding: PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14 and the Service Provider Exemption. Unless otherwise provided in connection with a particular offering of securities, each purchaser of the offered securities (or any interest therein) will be deemed to have represented and warranted on each day including the date of its acquisition of such offered securities (or interest therein) through and including the date of disposition of such offered securities (or interest therein) that:

(a)	it is not a Plan or Non-ERISA Arrangement;

(b)

if it is a Plan, its acquisition, holding and disposition of such offered securities (or interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code; or

(c)	if it is a Non-ERISA Arrangement, its acquisition, holding and disposition of such offered securities (or interest therein) will not violate any Similar Law and are not otherwise prohibited.

Moreover, any purchaser that is a Plan or Non-ERISA Arrangement or is acquiring the offered securities on behalf of a Plan or Non-ERISA Arrangement, including any fiduciary purchasing on behalf of a Plan or Non-ERISA Arrangement, will be deemed to have represented, in its corporate and its fiduciary capacity, by its acquisition and holding of the offered securities that (a) none of the issuers, the underwriters, the dealers, the agents or their respective affiliates (collectively, the “Sellers”) is a “fiduciary” (under Section 3(21) of ERISA or any Similar Laws, or under any final or proposed regulations thereunder), (b) no information provided by any Seller constitutes advice that has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the offered securities and the transactions contemplated with respect to the offered securities, and (c) no communication from any Seller to such purchaser with respect to the offered securities is intended to be impartial investment advice or rendered in its capacity as a fiduciary to such purchaser, in each case, unless a statutory or administrative exemption applies (all of the applicable conditions of which are satisfied) or the transaction is not otherwise prohibited.

This discussion is a general summary of some of the rules which apply to Plans and Non-ERISA Arrangements and their related investment vehicles as of the date of this prospectus. The rules governing investments by Plans and Non-ERISA Arrangements may change frequently, and the Sellers have no duty to, nor will they, inform you about any changes to such rules if and when they occur. This summary does not describe all of the rules or other considerations that may be relevant to the investment in the offered securities by Plans or Non-ERISA Arrangements. The description above is not, and should not be construed as, legal advice or a legal opinion.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with the assets of any Plan or Non-ERISA Arrangement consult with its counsel regarding the consequences under ERISA and the Code, or any applicable Similar Law, of the acquisition and holding of the offered securities and the availability of exemptive relief under any class or statutory exemptions. The sale of the offered securities to a Plan or Non-ERISA Arrangement is in no respect a representation by any Seller that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

WHERE YOU CAN FIND MORE INFORMATION

Bank of America and BofA Finance have filed a registration statement on Form S-3 with the SEC relating to the debt securities of Bank of America and the debt securities and warrants of BofA Finance to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about Bank of America and BofA Finance. This prospectus summarizes material provisions of certain contracts and other documents and may not contain all of the information that you may find important. You should review the full text of these contracts and other documents, which have been included as exhibits to the registration statement.

Bank of America files annual, quarterly, and special reports, proxy statements and other information with the SEC. You may inspect Bank of America’s filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information Bank of America files with the SEC also are available at its website, www.bankofamerica.com. The SEC’s web address and Bank of America’s web address are included as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

The SEC allows Bank of America to incorporate by reference into this prospectus the information Bank of America files with the SEC. This means that:

•	incorporated documents are considered part of this prospectus;

•	Bank of America can disclose important information to you by referring you to those documents; and

•	information that Bank of America files with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

Bank of America incorporates by reference the documents listed below which were filed with the SEC under the Exchange Act:

•

its annual report on Form 10-K for the year ended December  31, 2024, including information specifically incorporated into Bank of America’s Form 10-K from Bank of America’s definitive proxy statement relating to Bank of America’s 2025 annual meeting of shareholders;

•	its quarterly reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025; and

•

its current reports on Form 8-K filed January 16, 2025, January  29, 2025, February  7, 2025, February  28, 2025, April  15, 2025, April  24, 2025, April  29, 2025, July  1, 2025, July  16, 2025, July  23, 2025, July  24, 2025, September  12, 2025, September  15, 2025, October  15, 2025, October  16, 2025 and November 26, 2025 (in each case, other than documents or information that is furnished but deemed not to have been filed).

Bank of America also incorporates by reference into this prospectus reports that it will file under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act during the period after the filing of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus until the termination of the offerings of securities covered by this prospectus, but not any information that may be furnished but that is not deemed to be filed.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Bank of America’s business, financial position, and results of operations may have changed since that date.

Because Bank of America is incorporating by reference its future reports that it files with the SEC, this prospectus is continually updated and those future reports may modify or supersede some of the information included in or incorporated by reference into this prospectus. Any statement contained in a document of Bank of America incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be part of this prospectus.

You may request a copy of any filings referred to above, at no cost, by contacting Bank of America at the following address or telephone number:

Bank of America Corporation

Fixed Income Investor Relations

100 North Tryon Street

Charlotte, North Carolina 28255-0065

1-866-607-1234

BofA Finance is a consolidated finance subsidiary of Bank of America, and Bank of America fully and unconditionally guarantees the securities issued by BofA Finance. No other subsidiary of Bank of America guarantees the securities of BofA Finance.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus and the applicable pricing supplement constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Bank of America’s actual results may differ materially from those set forth in its forward-looking statements. As a large, international financial services company, Bank of America faces risks that are inherent in the businesses and market places in which it operates. Information regarding important factors that could cause its future financial performance to vary from that described in its forward-looking statements is contained in its annual report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this prospectus, under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in subsequent filings of Bank of America that are incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of Bank of America’s annual report.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to Bank of America or any person on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, neither Bank of America nor BofA Finance undertakes any obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL MATTERS

The legality of the securities being registered will be passed upon for Bank of America and BofA Finance by McGuireWoods LLP, Charlotte, North Carolina. The validity of certain of the securities will be passed upon for Bank of America and BofA Finance by Davis Polk & Wardwell LLP, as special products counsel or by Sidley Austin LLP, as special products counsel. Davis Polk & Wardwell LLP will also pass upon certain legal matters relating to the securities for the underwriters. Each of McGuireWoods LLP, Davis Polk & Wardwell LLP and Sidley Austin LLP has in the past represented Bank of America and its affiliates and continues to represent Bank of America and its affiliates on a regular basis and in a variety of matters.

EXPERTS

The consolidated financial statements of Bank of America Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.